                           LOAN AND SECURITY AGREEMENT

                          Dated as of February 13, 2004

                                     Between

                               731 OFFICE ONE LLC
                                   as Borrower

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,
                                    as Lender

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION..........................................................        1
Section 1.1       Definitions..........................................................................        1
Section 1.2       Principles of Construction...........................................................       27

II.   GENERAL TERMS....................................................................................       27
Section 2.1       Loan; Disbursement to Borrower.......................................................       27
Section 2.2       Interest; Loan Payments; Late Payment Charge.........................................       28
Section 2.3       Prepayments..........................................................................       29
Section 2.4       Regulatory Change; Taxes.............................................................       30

III.  CASH MANAGEMENT..................................................................................       32
Section 3.1       Cash Management......................................................................       32

IV.   REPRESENTATIONS AND WARRANTIES...................................................................       43
Section 4.1       Borrower Representations.............................................................       43
Section 4.2       Survival of Representations..........................................................       53

V.    BORROWER COVENANTS...............................................................................       53
Section 5.1       Affirmative Covenants................................................................       53
Section 5.2       Negative Covenants...................................................................       63

VI.   INSURANCE; CASUALTY; CONDEMNATION; RESTORATION...................................................       66
Section 6.1       Insurance Coverage Requirements......................................................       66
Section 6.2       Condemnation and Insurance Proceeds..................................................       71

VII.  IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS................................................       77
Section 7.1       Borrower to Pay Impositions and Other Charges........................................       77
Section 7.2       No Liens.............................................................................       77
Section 7.3       Contest..............................................................................       78

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS....................................................       79
Section 8.1       Restrictions on Transfers............................................................       79
Section 8.2       Sale of Building Equipment...........................................................       79
Section 8.3       Immaterial Transfers and Easements, etc..............................................       79
Section 8.4       Intentionally Omitted..............................................ERROR! BOOKMARK NOT DEFINED.
Section 8.5       Permitted Transfers..................................................................       80
Section 8.6       Deliveries to Lender.................................................................       81
Section 8.7       Loan Assumption......................................................................       81
Section 8.8       Bloomberg Lease......................................................................       82

IX.   DEFEASANCE.......................................................................................       85
Section 9.1       Defeasance...........................................................................       85

X.    MAINTENANCE OF PROPERTY; ALTERATIONS.............................................................       88

Section 10.1      Maintenance of Property..............................................................       88
Section 10.2      Conditions to Alteration.............................................................       89
Section 10.3      Costs of Alteration..................................................................       89

XI.   BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION, LOW DSCR PERIOD..........       90
Section 11.1      Books and Records....................................................................       90
Section 11.2      Financial Statements.................................................................       91

XII.  ENVIRONMENTAL MATTERS............................................................................       93
Section 12.1      Representations......................................................................       93
Section 12.2      Covenants............................................................................       93
Section 12.3      Environmental Reports................................................................       94
Section 12.4      Environmental Indemnification........................................................       94
Section 12.5      Recourse Nature of Certain Indemnifications..........................................       95

XIII. INTENTIONALLY OMITTED............................................................................       95

XIV.  SECURITIZATION AND PARTICIPATION.................................................................       95
Section 14.1      Sale of Note and Securitization......................................................       95
Section 14.2      Cooperation with Rating Agencies.....................................................       97
Section 14.3      Securitization Financial Statements..................................................       97
Section 14.4      Securitization Indemnification.......................................................       97
Section 14.5      Certain Indemnifications.............................................................      100
Section 14.6      Retention of Servicer................................................................      100

XV.   ASSIGNMENTS AND PARTICIPATIONS...................................................................      100
Section 15.1      Intentionally Omitted................................................................      100
Section 15.2      Intentionally Omitted................................................................      100
Section 15.3      Substitute Notes.....................................................................      100
Section 15.4      Participations.......................................................................      101
Section 15.5      Disclosure of Information............................................................      101
Section 15.6      Security Interest in Favor of Federal Reserve Bank...................................      101

XVI.  RESERVE ACCOUNTS.................................................................................      101
Section 16.1      Tax Reserve Account..................................................................      101
Section 16.2      Insurance Reserve Account............................................................      102
Section 16.3      Structural Reserve Account...........................................................      103
Section 16.4      Additional Debt Service Reserve Account..............................................      104
Section 16.5      Cash Trap Reserve Account............................................................      104

XVII. DEFAULTS.........................................................................................      105
Section 17.1      Event of Default.....................................................................      105
Section 17.2      Remedies.............................................................................      110
Section 17.3      Remedies Cumulative; Waivers.........................................................      112
Section 17.4      Costs of Collection..................................................................      112

XVIII.SPECIAL PROVISIONS...............................................................................      113

Section 18.1      Exculpation..........................................................................      113

XIX.  MISCELLANEOUS....................................................................................      116
Section 19.1      Survival.............................................................................      116
Section 19.2      Lender's Discretion..................................................................      116
Section 19.3      Governing Law........................................................................      116
Section 19.4      Modification, Waiver in Writing......................................................      117
Section 19.5      Delay Not a Waiver...................................................................      117
Section 19.6      Notices..............................................................................      118
Section 19.7      TRIAL BY JURY........................................................................      119
Section 19.8      Headings.............................................................................      120
Section 19.9      Severability.........................................................................      120
Section 19.10     Preferences..........................................................................      120
Section 19.11     Waiver of Notice.....................................................................      120
Section 19.12     Expenses; Indemnity..................................................................      120
Section 19.13     Exhibits and Schedules Incorporated..................................................      123
Section 19.14     Offsets, Counterclaims and Defenses..................................................      123
Section 19.15     Liability of Assignees of Lender.....................................................      123
Section 19.16     No Joint Venture or Partnership; No Third Party Beneficiaries........................      123
Section 19.17     Publicity............................................................................      124
Section 19.18     Waiver of Marshalling of Assets......................................................      124
Section 19.19     Waiver of Counterclaim and other Actions.............................................      124
Section 19.20     Conflict; Construction of Documents; Reliance........................................      124
Section 19.21     Prior Agreements.....................................................................      125
Section 19.22     USA Patriot Act Notification.........................................................      125
Section 19.23     Tax Treatment........................................................................      125
Section 19.24     Counterparts.........................................................................      126

                             EXHIBITS AND SCHEDULES

EXHIBIT A        INTENTIONALLY DELETED
EXHIBIT B        FORM OF TENANT NOTIFICATION LETTER
EXHIBIT C        OWNERSHIP DIAGRAM
EXHIBIT D        LITIGATION SCHEDULE
EXHIBIT E        INTENTIONALLY DELETED
EXHIBIT F        FORM OF SUBORDINATION, NON-DISTURBANCE,
                 ATTORNMENT AND ESTOPPEL AGREEMENT
EXHIBIT G        FORM OF COMPLETION GUARANTY

SCHEDULE I       LIST OF SECURITY DEPOSITS
SCHEDULE II      LIST OF ERISA EXCEPTIONS
SCHEDULE III     SCHEDULE TO REPRESENTATION 4.1.43

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT dated as of February 13, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this AGREEMENT), between 731 OFFICE ONE LLC, a Delaware limited liability company (BORROWER) having an address for notice purposes c/o Alexander's Inc., 888 Seventh Avenue, New York, New York 10019, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, LENDER).

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1       DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  ACCOUNT AGREEMENT shall mean the Account and Control Agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank.

                  ACCOUNT COLLATERAL shall have the meaning set forth in Section 3.1.2.

                  ADDITIONAL DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

                  ADDITIONAL NON-CONSOLIDATION OPINION shall have the meaning set forth in Section 4.1.29(b).

                  AFFILIATE shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, (ii) any record or beneficial owner of more than 20% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  AGREEMENT shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  ALTA shall mean American Land Title Association, or any successor thereto.

                  ALTERATIONS shall have the meaning set forth in Article X.

                  ALTERATIONS RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

                  ANNUAL BUDGET shall mean the operating budget for the Property prepared by Borrower or Manager, on Borrower's behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Borrower's or Manager's (as applicable) good faith estimates of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, management fees and Capital Expenditures.

                  ANNUAL REPORTS shall have the meaning set forth in Section
11.2.2 hereof.

                  ANTICIPATED REPAYMENT DATE shall have the meaning set forth in the Note.

                  APPLICABLE INTEREST RATE shall have the meaning set forth in the Note.

                  APPROVED BANK shall have the meaning set forth in the Account Agreement.

                  APPROVED CONTRACTOR shall mean Amec, Bovis Lend Lease, Skanska, Structure Tone, Turner Construction or any other general contractor approved by Lender in its sole but reasonable discretion.

                  APPROVED OPERATING EXPENSES shall mean (i) the monthly Operating Expenses as set forth on the Annual Budget approved by Lender pursuant to Section 11.2.6 plus (ii) the amount by which the actual amounts paid or payable for such month for non-discretionary items, including, without limitation, real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility services to the Condominium Unit exceeds the budgeted amount for each such line item on the Annual Budget; provided, however, that if such Annual Budget has not been approved by Lender, then the term APPROVED OPERATING EXPENSES shall mean the amount of Operating Expenses set forth on the immediately preceding Annual Budget approved by the Lender adjusted upwards, but not downwards for discretionary items by the annual increase (if any) in the Consumer Price Index (and subject to actual increases for non-discretionary items).

                  ASSIGNMENT OF LEASES shall mean that certain first priority (subject to Permitted Encumbrances) Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Bloomberg Lease, Rents and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  ASSIGNMENT OF MANAGEMENT AGREEMENT shall mean that certain Manager's Consent and Subordination of Management Agreement, dated the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  ASSUMPTION FEE shall have the meaning set forth in Section
8.7.

                  BANKRUPTCY ACTIONS shall have the meaning ascribed thereto in the definition of "Single Purpose Entity" herein.

                  BANKRUPTCY CODE shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

                  BLOOMBERG shall mean Bloomberg L.P., a Delaware limited partnership, together with its permitted successors and assigns under the Bloomberg Lease.

                  BLOOMBERG DEFAULT shall have the meaning set forth in Section 17.1(b).

                  BLOOMBERG LEASE shall mean the Agreement of Lease, dated as of April 30, 2001, as amended by (i) a letter agreement, dated December 20, 2001,
(ii) a letter agreement, dated January 30, 2002, (iii) a First Amendment of Lease, dated as of April 19, 2002, (iv) a letter agreement, dated July 3, 2002,
(v) a letter agreement, dated September 30, 2002, (vi) a letter agreement, dated February 5, 2003, (vii) a letter agreement, dated March 14, 2003, and (viii) a letter agreement, dated May 22, 2003 (together with any permitted amendments or supplements thereto), between Seven Thirty One Limited Partnership (as predecessor in interest to Borrower), as landlord, and Bloomberg, as tenant.

                  BLOOMBERG SNDA shall mean the Subordination, Non-Disturbance, Attornment and Estoppel Agreement, dated as of the date hereof, among Lender, Borrower, as landlord, and Bloomberg, as tenant.

                  BORROWER has the meaning set forth in the first paragraph of this Agreement.

                  BORROWER'S ACCOUNT shall mean the following account:

                           Account Name:    731 Office One Operating Acct.

                           Account Number:  230-334482
                           Bank Address:    JPMorgan Chase Bank
                                            4 New York Plaza, 13th Floor
                                            New York, New York 10004
                           ABA Number:      021000021

                  BUILDING shall have the meaning set forth in the Condominium Declaration.

                  BUILDING EQUIPMENT shall have the meaning set forth in the Security Instrument.

                  BUSINESS DAY shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located (as identified in Section 19.6) are not open for business.

                  BY-LAWS shall mean the By-Laws of the Beacon Court Condominium (together with any permitted amendments or supplements thereto).

                  CAPITAL EXPENDITURES shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower's annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Borrower to be a regularly recurring operating expense of the Property.

                  CASH shall mean the legal tender of the United States of America.

                  CASH AND CASH EQUIVALENTS shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

                  CASH MANAGEMENT BANK shall mean JP Morgan Chase or any successor Approved Bank acting as Cash Management Bank under the Account Agreement or other financial institution reasonably approved by the Lender and, if a Securitization has occurred, the Rating Agencies.

                  CASH TRAP PERIOD shall mean any period where a (i) Low DSCR Period has occurred and is continuing and/or (ii) any Casualty Restoration Period has occurred and is continuing, in each case, as determined by Lender in accordance with the terms of Section 16.5 hereof.

                  CASH TRAP RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

                  CASUALTY RESTORATION PERIOD shall mean the period commencing on a Casualty Event and ending on the Casualty Rent Restoration Date, if any.

                  CASUALTY RENT RESTORATION DATE the day, if any that Bloomberg resumes paying Rent for the portion of space affected by the applicable Casualty Event (provided that no other Casualty Restoration Period is then continuing) as determined by Lender in accordance with the terms of Section 16.5 hereof.

                  CASUALTY EVENT shall mean a casualty affecting 10% or more of the Property which entitles Bloomberg to a rent abatement under the Bloomberg Lease.

                  CLOSING DATE shall mean the date hereof.

                  CODE shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  COLLATERAL ACCOUNTS shall have the meaning set forth in
Section 3.1.1.

                  COLLECTION ACCOUNT shall have the meaning set forth in Section
3.1.1 hereof.

                  COLLECTION PERIOD shall have the meaning set forth in Section 3.1.6.

                  COMMON ELEMENTS shall have the meaning provided in the Condominium Declaration.

                  COMPLETION GUARANTY shall have the meaning set forth in
Section 6.2.4 hereof.

                  COMPONENT NOTES shall mean, collectively, that certain (i) Promissory Note A-1 in the original principal amount of Ninety Million Dollars ($90,000,000), (ii) Promissory Note A-2 in the original principal amount of Ninety Five Million Dollars ($95,000,000), (iii) Promissory Note A-3 in the original principal amount of Thirty Five Million Dollars ($35,000,000) (iv) Promissory Note A-4 in the original principal amount of Ninety Four Million Dollars ($94,000,000), (v) Note A-X in the original notional amount of Eighty Six Million Dollars ($86,000,000) and (vi) Promissory Note B in the original principal amount of Eighty Six Million Dollars ($86,000,000), each made by Borrower to Lender, dated as of the date hereof, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) supplemented or otherwise modified from time to time.

                  CONDOMINIUM ASSOCIATION shall have the meaning set forth in the Bloomberg Lease.

                  CONDOMINIUM BOARD shall mean (i) the board of managers of the Beacon Court Condominium designated pursuant to the Condominium Declaration and
(ii) the board of managers comprised of representatives of the Office Unit Owners (as such term is defined in the Condominium Declaration) designated pursuant to the Condominium Declaration.

                  CONDOMINIUM DECLARATION shall mean that certain Declaration of Condominium made under the Condominium Act of the State of New York (Article 9-B of the Real Property Law of the State of New York), dated December 4, 2003 and recorded on February 4, 2004, in the Office of the Register, The City of New York, County of New York, in CRFN 2004000064392 (together with any permitted modifications, amendments, restatements or supplements).

                  CONDOMINIUM DOCUMENTS shall mean the Condominium Declaration and By-Laws and any additions or amendments permitted thereto.

                  CONDOMINIUM REGIME shall have the meaning provided in Section 5.1.23.

                  CONDOMINIUM UNIT shall have the meaning set forth in the Security Instrument.

                  CONTROL shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

                  CREDIT WRAP INSURANCE POLICY shall mean that certain "Credit Wrap Insurance Policy" from Lexington Insurance Company, policy #7472483 covering the Property (as defined in the Condominium Documents).

                  CUT-OFF DATE shall have the meaning set forth in Section
6.2.3.

                  DBS shall have the meaning set forth in Section 14.4.2(b).

                  DBS GROUP shall have the meaning set forth in Section
14.4.2(b).

                  DEBT shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  DEBT SERVICE shall mean, with respect to any particular period of time, scheduled interest and principal payments under the Note.

                  DEBT SERVICE COVERAGE RATIO shall mean a ratio, calculated by Lender in accordance with the terms of Section 11.2.9 hereof as of the last day of each calendar quarter for the trailing twelve (12) calendar month period then ended, in which:

                  (a) the numerator is the Net Operating Income, as stated on Borrower's most recent quarterly financial statements delivered to Lender pursuant to Section 11.2, for the trailing twelve (12) calendar month period (during the first year of the Loan, if quarterly financial statements are not available for a twelve (12) calendar month period then the most recent quarterly statements available for the one, two or three quarters most recently then ended, as applicable, shall be used on an annualized basis) immediately prior to the applicable calculation date; provided that from and after the final Rent Commencement Date under the Bloomberg Lease, the Net Operating Income for the purposes of determining the Debt Service Coverage Ratio shall equal the total net rental payments paid under the Bloomberg Lease for the prior twelve (12) calendar months (or, annualized payment stream if less than twelve (12) calendar months) and during any period prior to such final Rent Commencement Date shall include amounts paid out of the Additional Debt Service Reserve Account for Debt Service during such trailing twelve (12) month period; and

                  (b) the denominator is the Debt Service for the immediately preceding twelve (12) Interest Periods (annualized during the first year of the Loan).

                  DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

                  DEFAULT shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  DEFAULT RATE shall have the meaning set forth in the Note.

                  DEFEASANCE shall have the meaning provided in Section 9.1.1.

                  DEFEASANCE COLLATERAL shall mean Defeasance Eligible Investments pledged to Lender as collateral pursuant to Section 9.1.1 (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

                  DEFEASANCE COLLATERAL ACCOUNT shall have the meaning provided in Section 9.1.1.

                  DEFEASANCE COLLATERAL REQUIREMENT shall mean with respect to the Defeasance of the Lien of the Security Instrument, Defeasance Collateral in an amount sufficient to provide payment of all (A) principal indebtedness outstanding as of the date of Defeasance under the Note as it becomes due through the Anticipated Repayment Date (and, notwithstanding any term to the contrary in the Loan Documents, calculated by assuming all the Indebtedness outstanding as of the date of the Defeasance is due in full on the Anticipated Repayment Date) and (B) scheduled interest on the Loan as it becomes due through the Anticipated Repayment Date.

                  DEFEASANCE ELIGIBLE INVESTMENTS shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause Lender to be an "investment company" under the Investment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel reasonably acceptable to Lender, and which qualify under Section 1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest thereon on or prior to the Business Day preceding the date principal and interest payments are scheduled to be paid under the Note.

                  DEFEASANCE LOCKOUT PERIOD shall have the meaning set forth in the Note.

                  DEFEASANCE NOTE shall have the meaning provided in Section 9.1.1.

                  DEFEASANCE SECURITY AGREEMENT shall have the meaning provided in Section 9.1.1.

                  DEFICIENCY shall have the meaning set forth in Section
6.2.4(b).

                  DISCLOSURE DOCUMENTS shall have the meaning set forth in
Section 14.4.1.

                  ELIGIBLE ACCOUNT has the meaning set forth in the Account Agreement.

                  ENVIRONMENTAL CERTIFICATE shall have the meaning set forth in
Section 12.2.

                  ENVIRONMENTAL CLAIM shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

                  ENVIRONMENTAL CONSULTANT shall mean National Assessment Corporation or such other Independent environmental consulting firm having at least five years experience (i) conducting environmental assessments for properties similar to the Property and (ii) preparing and supervising remediation plans for properties similar to the Property, which firm is selected by Borrower and is reasonably acceptable to Lender.

                  ENVIRONMENTAL EVENT shall have the meaning set forth to such term in Section 12.2.

                  ENVIRONMENTAL INDEMNITY shall mean the Environmental Indemnity, dated the date hereof, made by Guarantor and Borrower for the benefit of Lender.

                  ENVIRONMENTAL LAWS shall mean all federal, state and local laws, statutes, rules, ordinances, and regulations relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) in effect during the term of the Loan, including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges or releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Sections 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Safe Drinking Water Act, 21 U.S.C. Section 349; 42 U.S.C. Section 201 and Section 300 et seq.; the National Environmental Policy Act of 1969, 42 U.S.C. Section 4321; the Superfund Amendment and Reauthorization Act of 1986, codified in scattered Sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.; and Title III of the Superfund Amendment and Reauthorization Act, 40 U.S.C.
Section 1101 et seq., as the same may be hereafter amended or modified during the term of the Loan.

                  ENVIRONMENTAL REPORTS shall have the meaning set forth in
Section 12.1.

                  ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  EVENT OF DEFAULT shall have the meaning set forth in Section 17.1(a).

                  EXCESS CASH FLOW shall have the meaning set forth in Section 3.1.6.

                  EXCHANGE ACT shall have the meaning set forth in Section
14.4.1.

                  EXCUSABLE DELAY shall mean a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

                  FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after the term of the Loan.

                  GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American

Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

                  GOVERNMENTAL AUTHORITY shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  GUARANTOR shall mean Alexander's Inc., a Delaware corporation.

                  HAZARDOUS SUBSTANCE shall mean any material, waste or substance which is:

                  (a) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation and subject to any Environmental Law;

                  (b) listed in and subject to the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended during the term of the Loan; or

                  (c) an explosive, radioactive, friable, asbestos, polychlorinated biphenyl, oil or petroleum product subject to any Environmental Law.

                  HOLDING ACCOUNT shall have the meaning set forth in Section 3.1.1.

                  IMPOSITIONS shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Impositions shall exclude, any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any third party manager of the Property, including any Manager, or (iii) Borrower or Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

                  IMPROVEMENTS shall have the meaning set forth in the Security Instrument.

                  INCREASED COSTS shall have the meaning set forth in Section 2.4.1.

                  INDEBTEDNESS shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

                  INDEMNIFIED PARTIES shall have the meaning set forth in
Section 19.12(b).

                  INDEPENDENT shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower,
(ii) is not connected with any Borrower or any Affiliate of any Borrower, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or
(ii) above.

                  INDEPENDENT ACCOUNTANT shall mean Deloitte & Touche or another firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender.

                  INDEPENDENT ARCHITECT shall mean SLCE Architects or such other architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural, engineering or construction experience, as the case may be, and which is reasonably acceptable to Lender.

                  INDEPENDENT DIRECTOR, INDEPENDENT MANAGER, OR INDEPENDENT MEMBER shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Borrower or its Affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or its Affiliates, (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above or (v) a person Controlling or under the common Control of anyone listed in (i) - (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent

Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving, is also serving as an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Borrower. Additionally, a natural person who satisfies the foregoing definition other than clause (ii) above shall not be disqualified from serving as an Independent Director, Independent Manager or Independent Member of a particular entity because of fees collected for serving as such if such individual is an independent director provided by a nationally recognized company that provides professional independent directors.

                  INSURANCE REQUIREMENTS shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and
(ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

                  INSURANCE RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

                  INSURANCE RESERVE AMOUNT shall have the meaning set forth in
Section 16.2.

                  INTANGIBLE shall have the meaning set forth in the Security Instrument.

                  INTEREST PERIOD shall have the meaning set forth in the Note.

                  LATE PAYMENT CHARGE shall have the meaning set forth in
Section 2.2.3.

                  LEASE shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by Borrower, Manager, Guarantor or any Affiliate of such Person a possessory interest in, or right to use or occupy all or any portion of, any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  LEGAL REQUIREMENTS shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

                  LENDER shall have the meaning set forth in the first paragraph of this Agreement.

                  LENDER'S CONSULTANT shall mean National Assessment Corporation, or such other environmental consulting and engineering firm having experience (i) conducting environmental and engineering assessments (as applicable) for properties similar to the Property and (ii) preparing and supervising remediation and repair plans (as applicable) for properties similar to the Property.

                  LETTER OF CREDIT shall mean an irrevocable, unconditional, transferable, without the imposition of any fees except such fees as are expressly payable by Borrower, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty
(60) days after the Maturity Date, or the date reasonably determined by Lender by which the Alteration is to be completed if such Letter of Credit is delivered to Lender in connection with an Alteration (whichever is earlier), or as otherwise provided in Section 16.4 and Section 16.6 with respect to the Additional Debt Service Reserve Account or the Tax Reserve Account) (the LC EXPIRATION DATE), in favor of Lender and entitling Lender to draw thereon in New York, New York, without the imposition of any fees except such fees as are expressly payable by Borrower, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank.

                  LIABILITY shall have the meaning set forth in Section
14.4.2(b).

                  LICENSE shall have the meaning set forth in Section 4.1.23.

                  LIEN shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other similar liens and encumbrances.

                  LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in the Note.

                  LOAN shall mean the loan in the amount of Four Hundred Million Dollars ($400,000,000) made by Lender to Borrower pursuant to this Agreement.

                  LOAN DOCUMENTS shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Account Agreement, the Recourse Guaranty, the Bloomberg SNDA, the Proxy and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager.

                  LOW DSCR PERIOD shall mean the period commencing on the date on which a Low DSCR Trigger Event has occurred and ending on the last day of the first period of two (2) consecutive calendar quarters first occurring thereafter during which the Debt Service Coverage Ratio has, as of the last day of each such calendar quarter, been greater than the Required Debt Service Coverage Ratio as determined by Lender in accordance with the terms of Section 16.5 hereof.

                  LOW DSCR TRIGGER EVENT shall mean the Debt Service Coverage Ratio as of the date of determination by Lender is equal to or less than the Required Debt Service Coverage Ratio for the previous calendar quarter.

                  MANAGEMENT AGREEMENT shall have the meaning provided in the Assignment of Management Agreement, or, if the context requires, a Replacement Management Agreement, pursuant to which the Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  MANAGEMENT FEE shall mean an amount equal to the property management fee payable to the Manager pursuant to the terms of the Management Agreement for management services.

                  MANAGER shall mean any Qualified Manager with which Borrower enters into a Management Agreement.

                  MATERIAL ADVERSE EFFECT shall mean any event or condition that has a material adverse effect on (i) the use, operation or value of the Property taken as a whole, (ii) the business, profits, operations or financial condition of Borrower taken as a whole, or (iii) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower's obligations under the Loan Documents.

                  MATERIAL ALTERATION shall mean any Alteration (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business and tenant improvement work paid for by Bloomberg) which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding $20,000,000 with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property.

                  MATURITY DATE shall have the meaning set forth in the Note.

                  MATURITY DATE PAYMENT shall have the meaning set forth in the Note.

                  MAXIMUM LEGAL RATE shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  MODIFIED LEASE shall have the meaning set forth in Section 8.8.1.

                  MONETARY DEFAULT shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or
(vii).

                  MONTHLY INSURANCE RESERVE AMOUNT shall have the meaning set forth in Section 16.2.

                  MONTHLY PAYMENT AMOUNT shall have the meaning set forth in the Note.

                  MONTHLY STRUCTURAL RESERVE AMOUNT shall have the meaning set forth in Section 16.3.

                  MONTHLY TAX RESERVE AMOUNT shall have the meaning set forth in
Section 16.1.

                  MOODY'S shall mean Moody's Investors Service, Inc.

                  NET OPERATING INCOME shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

                  NON-DISTURBANCE AGREEMENT shall have the meaning set forth in
Section 8.8.8.

                  NOTE shall mean that certain Amended, Restated and Consolidated Note in the principal amount of Four Hundred Million Dollars ($400,000,000), made by and between Borrower and Lender as of the date hereof, as exchanged and replaced by, pursuant to the terms of the Note Exchange Agreement, the Component Notes, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) supplemented or otherwise modified from time to time.

                  NOTES shall mean, collectively, the Note, as exchanged and replaced by the Component Notes and any replacement, substitute or component notes made payable by Borrower to the order of Lender in accordance with the terms hereof, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) or supplemented or otherwise modified from time to time.

                  NOTE EXCHANGE AGREEMENT shall mean that certain Note Exchange Agreement, made by and between Borrower and Lender, dated as of the date hereof, exchanging and replacing the Note with the Component Notes.

                  OBLIGATIONS shall have meaning set forth in the recitals of the Security Instrument.

                  OFAC LIST means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

                  OFFICE UNIT 2 shall have the meaning set forth in the Security Instrument.

                  OFFICER'S CERTIFICATE shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property, as the act of Borrower and not as of such authorized signatory, who shall, subject to the terms of Section 18.1.2 hereof, have no personal liability in connection therewith which may be given to the best knowledge of such authorized signatory.

                  OPERATING ASSET shall have the meaning set forth in the Security Instrument.

                  OPERATING EXPENSES shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower, or Bloomberg under the Bloomberg Lease, during such period in connection with the ownership, operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP, which shall include, but shall not be limited to, real estate taxes and insurance premiums, except to the extent otherwise provided in this definition. Operating Expenses specifically shall include (i) all expenses incurred in the immediately preceding applicable period based on quarterly financial statements delivered to Lender in accordance with
Article XI, (ii) property management fees in an amount equal to the management fees actually paid under the Management Agreement, (iii) administrative, payroll, security and general expenses for the Property, (iv) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (v) a reasonable reserve for uncollectable accounts, (vi) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (vii) cost of attendance by employees at training and manpower development programs, (viii) association dues, (ix) computer processing charges, (x) operational equipment and other lease payments as reasonably approved by Lender, (xi) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes, and insurance premiums, (xii) all payments required to be made pursuant to the Condominium Declaration and/or the By-Laws and (xiii) all underwritten reserves required by Lender hereunder (without duplication), including, without limitation, reserves for capital expenditures of $1.00 per square foot per annum. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by Bloomberg.

                  OPERATING INCOME shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property as follows:

                  (a) all amounts payable to Borrower by any Person as Rent and other amounts under the Bloomberg Lease, license agreements, parking agreements, occupancy agreements, concession agreements or other agreements relating to the Property;

                  (b) business interruption insurance proceeds allocable to the applicable reporting period;

                  (c) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income attributable to the Property; and

                  (d) any amounts paid (i) by the Borrower from Excess Cash Flow to the Collection Account and/or (ii) by any Affiliate of Borrower to the Collection Account, in each case to pay any insurance premiums for the Condominium Unit not paid by Bloomberg.

                  Notwithstanding the foregoing, Operating Income shall not include (a) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease (i) during a period which the Lease is in default (unless such Rent has been paid to Borrower) or (ii) prior to the date in which Bloomberg has taken occupancy or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by Bloomberg to a Person other than Borrower as an offset or deduction against Rent payable by Bloomberg, provided such item of income is an item of expense (such as payments for utilities paid directly to a utility company) and is otherwise excluded from the definition of Operating Expenses pursuant to clause "(6)" of the definition thereof, and (e) security deposits received from Bloomberg until forfeited or applied. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

                  OPINION OF COUNSEL shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender; Lender hereby acknowledges that Proskauer Rose LLP and Richards, Layton & Finger, P.A. are acceptable in connection with the foregoing.

                  OTHER CHARGES shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by Bloomberg pursuant to the Bloomberg Lease and any and all condominium common charges, assessments, expenses and other expenses and fees required to be paid pursuant to the Condominium Declaration and/or the By-Laws

                  OTHER TAXES shall have the meaning set forth in Section 2.4.3.

                  PAYMENT DATE shall have the meaning set forth in the Note.

                  PERMITTED DEBT shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instrument and the other Loan Documents; and (b) trade payables (including, without limitation, leasing commissions) incurred in the ordinary course of Borrower's business, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument) and equipment leases, not to exceed $8,000,000 at any one time outstanding, payable by or on behalf of Borrower for or in respect of the operation and/or development of the Property in the ordinary course of operating Borrower's business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is due and payable unless being contested in accordance with the terms of Section 7.3 hereof. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note or other instrument for borrowed money.

                  PERMITTED ENCUMBRANCES shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents (including any Liens filed against equipment leases that are otherwise permitted pursuant to the terms hereunder), (b) all Liens, encumbrances and other matters disclosed in the Title Policy that do not have a Material Adverse Effect on the use, value or operation of the Property, and (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent.

                  PERMITTED INVESTMENTS shall have the meaning set forth in the Account Agreement.

                  PERSON shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  PERSONAL PROPERTY shall have the meaning set forth in the granting clause of the Security Instrument.

                  PHYSICAL CONDITIONS REPORT shall mean means the structural engineering report with respect to the Property (i) prepared by National Assessment Corporation, (ii) addressed to Lender or with respect to which Lender shall have received a reliance letter, (iii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion, and (iv) in form and content acceptable to Lender in Lender's reasonable discretion, together with any amendments or supplements thereto.

                  PREPAYMENT LOCKOUT PERIOD shall have the meaning set forth in the Note.

                  PRINCIPAL AMOUNT shall have the meaning set forth in the Note.

                  PROCEEDS shall have the meaning set forth in Section 6.2.2.

                  PROCEEDS RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

                  PROHIBITED PERSON means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America.

                  PROPERTY shall have the meaning set forth in the Security Instrument.

                  PROVIDED INFORMATION shall have the meaning set forth in
Section 14.1.1.

                  PROXY shall mean that certain Irrevocable Proxy, dated as of the date hereof, from Borrower to Lender.

                  QUALIFIED INSTITUTIONAL BORROWER shall mean one or more of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, (iii) an institution substantially similar to any of the foregoing,
(iv) any entity Controlled (as defined below) by any of the entities described in clauses (i), (ii) or (iii) above, (v) an investment fund, limited liability company, limited partnership or general partnership where an entity that is otherwise a Qualified Institutional Borrower under clauses (i), (ii), (iii) or
(iv) above acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment fund are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Borrowers under clauses (i), (ii), (iii) or (iv) above, or (vi) any other entity approved by the Rating Agencies; in each case of clauses (i), (ii) or (iii) of this definition, which (A) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $500,000,000 and (B) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties. For purposes of this definition only "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

                  QUALIFIED MANAGER shall mean (i) a reputable and experienced management organization which together with its Affiliates manages a minimum of 2,000,000 square feet of Class A or Class B (and any combination thereof) office space located in major United States cities, provided that (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such Person, which consent shall not be unreasonably withheld or delayed and
(b) after a Securitization, in addition to Lender's consent, which consent shall not be unreasonably withheld or delayed, Borrower shall have obtained a Rating Agency Confirmation or (ii) any other manager as Lender shall approve in its sole and absolute discretion.

                  RATING AGENCIES shall mean (a) prior to a Securitization, each of S&P, Moody's and Fitch, Inc. and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

                  RATING AGENCY CONFIRMATION shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn solely as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

                  REAL ESTATE TAXES shall mean all real estate taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of the Security Instrument), water, sewer or other rents and charges, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon the Condominium Unit or any part thereof or any estate, right, title or interest therein.

                  REAL PROPERTY shall mean, collectively, the Condominium Unit, the Improvements and the Appurtenances (as defined in the Security Instrument).

                  RECOURSE GUARANTY shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  REGISTER shall have the meaning set forth in Section 15.4.

                  REGULATORY CHANGE shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

                  RELEVANT PORTIONS shall have the meaning set forth in Section 14.4.2(a).

                  RENTS shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

                  RENT COMMENCEMENT DATE shall mean

                           Lower Level 3; Floors Lower Level 2, 3 through 15 - August 14, 2004
                           Floors 16 through 19 - September 26, 2004
                           Lower Level 2 pit area - November 1, 2004; and Lower Level 2 pit area - November 9, 2004.

                  REPLACEMENT MANAGEMENT AGREEMENT shall mean, collectively, (a) either (i) a replacement management agreement with a Qualified Manager; and (b) an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement, executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

                  REQUIRED DEBT SERVICE COVERAGE RATIO shall mean, 1.15 to 1.0.

                  REVISED INTEREST RATE shall have the meaning set forth in the Note.

                  S&P shall mean Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies.

                  SECURITIES shall have the meaning set forth in Section 14.1.

                  SECURITIES ACT shall have the meaning set forth in Section 14.4.1.

                  SECURITIZATION shall have the meaning set forth in Section
14.1.

                  SECURITY INSTRUMENT shall mean that certain first priority Amended, Restated and Consolidated Mortgage, Security Agreement, Financing Statement and Assignment of Leases, Rents and Security Deposits, dated the date hereof, executed and delivered by and between Borrower and Lender and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  SERVICER shall mean GMAC Commercial Mortgage Corporation or such other Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender's agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

                  SINGLE PURPOSE ENTITY shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, developing, using, operating, leasing, managing, maintaining and financing, directly or indirectly, an ownership interest in the Property, (ii) does not engage in any business or activity unrelated to the Property and the ownership, development, use, operation, leasing, managing, maintaining and financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Property, or in the case of any SPE Entity its direct or indirect interest in Borrower, or the operation, management, leasing and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, provided, however, that all amounts paid to Borrower (including, without limitation, all amounts transferred from the Holding Account) may be deposited into a centralized cash management account (controlled by an Affiliate of Borrower) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amount deposited into such centralized account for the benefit of Borrower and all amounts disbursed out of such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons, (v) holds itself out to the public as a legal entity, separate and distinct from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name, (viii) maintains separate financial statements, provided that such Persons financial statements may be included in the consolidated financial statements of an Affiliate of such Person in accordance with GAAP, provided further, that all amounts paid to Borrower (including, without limitation, all amounts transferred from the Holding Account) may be deposited into a centralized cash management account (controlled by an Affiliate of Borrower) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amount deposited into such centralized account for the benefit of Borrower and all amounts disbursed out of such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities and procedures required under its organizational documents and applicable law, as applicable,
(xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations,
(xii) does not assume or guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its Affiliated partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xvi) does and will continue to use commercially reasonable efforts to correct any known misrepresentation or misunderstanding regarding its separate identity, (xvii) maintains adequate capital in light of its reasonably foreseeable business operations, (xviii) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Lender (Lender hereby acknowledges that each of Borrower and Guarantor is approved in connection with the foregoing), (xix) uses separate stationary, invoices, and checks, (xx) maintains an arms-length relationship with its Affiliates, (xxi) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, termination, consolidation or merger and except as otherwise permitted in this Agreement, and (xxii) has not and will not engage in, seek or consent to any sale of all or substantially all of its assets and, except as permitted hereunder, transfer any partnership, membership or shareholder interests, or amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action as to any Bankruptcy Actions requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers as to any Bankruptcy Actions, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member of Borrower shall be a Single Purpose Entity, (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness is paid in full such entity will not dissolve and (f) if such Person has more than one (1) managing member, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent managing member exists. In addition, the organizational documents of such Person shall provide that such Person (1) without the affirmative consent of all of the Independent Directors, Independent Managers or Independent Members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person's properties, (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (c) instituting proceedings to have such Person adjudicated as bankrupt or insolvent, (d) file, consent to, acquiesce in the filing of, or join in the filing of a bankruptcy or insolvency petition or the institution of bankruptcy or insolvency proceedings against such Person, (e) file a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of such Person of its debts under any federal or state law relating to bankruptcy, (f) make any assignment for the benefit of the such Person's creditors; or (g) take any action in furtherance of any of the foregoing (such actions set forth in (a) through (g) of this sentence, collectively, BANKRUPTCY ACTIONS), (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or department of it, (6) has and will maintain an arms-length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party.

                  SPECIAL TAXES shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto imposed as a result of the Loan, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

                  SPE ENTITY shall mean Borrower and 731 Office One Holding LLC, a Delaware limited liability company, which are required by this Agreement to be, as long as the Loan is outstanding, a Single Purpose Entity.

                  STATE shall mean the State in which the Property or any part thereof is located.

                  STRUCTURAL RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

                  STRUCTURAL RESERVE AMOUNT shall have the meaning set forth in
Section 16.3(a).

                  SUB-ACCOUNT(S) shall have the meaning set forth in Section 3.1.1.

                  SURVEY shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

                  TAKING shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

                  TAX RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

                  TAX RESERVE AMOUNT shall have the meaning set forth in Section 16.1.

                  TAXES shall mean any and all taxes, fees, levies, duties, tariffs, imposts, surcharges and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation, (i) taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license registration and documentation fees, and (iii) customs' duties, tariffs and similar charges.

                  TERRORISM INSURANCE shall have the meaning set forth in
Section 6.1.8.

                  THRESHOLD AMOUNT shall mean an amount equal to $12,000,000.

                  TITLE COMPANY shall mean Lawyer's Title Insurance Corporation, National Land Tenure Company LLC, TitleServ, Commonwealth Land Title Insurance Company, Fidelity National Title Insurance Company and Chicago Title Insurance Company.

                  TITLE POLICY shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company with respect to the Property and insuring the lien of the Security Instrument.

                  TOTAL LOSS shall mean (i) a casualty, damage or destruction of the Property, which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than thirty percent (30%) of the fair market value of the Property, or (B) results in the cancellation of leases comprising more than thirty percent (30%) of the rentable area of the Property, and in either case with respect to which Borrower is not required under the Bloomberg Lease to apply Proceeds to the restoration of the Property or (ii) a permanent Taking which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than fifteen percent (15%) of the fair market value of the Property, or (B) renders untenantable either more than fifteen percent (15%) of the rentable area of the Property or (iii) a casualty, damage, destruction or Taking that affects so much of the Property such that it would be impracticable, in Lender's reasonable discretion, even after restoration, to operate the Property as an economically viable whole.

                  TRANSFER shall mean directly or indirectly (other than pursuant to the Loan Documents) sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

                  TRIA shall have the meaning set forth in Section 6.1.8.

                  UCC or UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the State.

                  UNDERWRITER GROUP shall have the meaning set forth in Section 14.4.2(b).

                  UNIT shall have the meaning set forth in the Condominium Declaration.

                  U.S. GOVERNMENT OBLIGATIONS shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an "r" highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and

Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

                  WORK shall have the meaning provided in Section 6.2.4(a).

                  YIELD MAINTENANCE PREMIUM shall have the meaning set forth in the Note.

                  SECTION 1.2       PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. When used herein with respect to Annual Reports, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II.      GENERAL TERMS

                  SECTION  2.1      LOAN; DISBURSEMENT TO BORROWER.

                           2.1.1    THE LOAN. Subject to and upon the terms and
conditions set forth herein, Lender hereby makes and Borrower hereby accepts the Loan on the Closing Date.

                           2.1.2    DISBURSEMENT TO BORROWER. Borrower may
request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

                           2.1.3    THE NOTE, SECURITY INSTRUMENT AND LOAN
DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

                           2.1.4    USE OF PROCEEDS. Borrower shall use the
proceeds of the Loan to (a) refinance any financing existing immediately prior to the making of the Loan which encumbers the Property, (b) pay costs and expenses incurred in connection with the closing of the Loan, (c) make deposits into the Sub-Accounts as required hereunder and (d) distribute the balance, if any, to Borrower.

                  SECTION  2.2      INTEREST; LOAN PAYMENTS; LATE PAYMENT
CHARGE.

                           2.2.1    PAYMENT OF PRINCIPAL AND INTEREST.

                           (a) Except as set forth in Section 2.2.1(b), interest shall accrue on the Principal Amount as set forth in the Note.

                           (b)      Upon the occurrence and during the
         continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due) or the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

                           2.2.2    METHOD AND PLACE OF PAYMENT.

                           (a) On each Payment Date, Borrower shall pay to Lender interest accruing pursuant to the Note for the entire Interest Period ending on the day before such Payment Date.

                           (b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

                           (c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

                           (d) From and after the Anticipated Repayment Date, unless the Indebtedness has been repaid in full, all Excess Cash Flow shall be applied on each Payment Date as a partial prepayment of the outstanding principal Indebtedness, as set forth in Section 3.1.6(a)(vi). Interest accrued at the Revised

         Interest Rate shall be deferred and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law.

                           2.2.3    LATE PAYMENT CHARGE. If any principal,
interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower within two (2) Business Days after the date on which it is due (in the case of interest due hereunder, after giving effect to the grace period with respect thereto), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the Maximum Legal Rate (the LATE PAYMENT CHARGE) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

                           2.2.4    USURY SAVINGS. This Agreement and the Note
are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due in respect of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due in respect of the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  SECTION  2.3      PREPAYMENTS.

                           2.3.1    PREPAYMENTS. No prepayments of the
Indebtedness shall be permitted except as set forth in Section 4 of the Note.

                           2.3.2    PREPAYMENTS AFTER EVENT OF DEFAULT. If,
following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made on any Business Day together with all unpaid interest thereon as calculated through the end of the then current Interest Period, and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate, the Yield Maintenance Premium and any Late Payment Charge), (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) in the event the payment occurs during the Lockout Period, Borrower shall pay, in addition to the Indebtedness, an amount equal to the Liquidated Damages Amount.

                           2.3.3    RELEASE OF PROPERTY. Lender shall, upon the
written request and at the expense of Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement or upon a Defeasance in accordance with Section 9.1, release the Lien of (i) this Agreement upon the Account Collateral, (ii) the Security Instrument on the Property or assign it, in whole or in part, to a new lender as requested by Borrower, and (iii) release or assign (as requested by Borrower) to Borrower (or Borrower's nominee) all other Loan Documents (including UCC financing statements) other than the Environmental Indemnity. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, at Borrower's sole cost and expense, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable, and Lender, at Borrower's sole cost and expense, shall provide all other normal and customary documentation Borrower reasonably requested by Borrower that is reasonably acceptable to Lender in connection with such release or assignment.

                  SECTION 2.4       REGULATORY CHANGE; TAXES.

                          2.4.1     INCREASED COSTS. If as a result of any
Regulatory Change or compliance of Lender therewith the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable and Lender reasonably determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called INCREASED COSTS), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender's written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.4.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. To the extent Borrower is required to pay any Increased Costs in accordance with the terms hereof, Borrower shall have the right to prepay the Principal Amount (together will all accrued but unpaid interest thereon calculated through the end of the then current Interest Period) without the imposition of any Yield Maintenance Premium or the Liquidated Damages Amount or any other prepayment premium or charge of any kind.

                           2.4.2    SPECIAL TAXES. Borrower shall make all
payments hereunder free and clear of and without deduction for Special Taxes, other than as may be imposed in connection with a sale or assignment of the Loan by Lender. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding anything to the contrary contained in this Section 2.4, Borrower shall not be liable for any amounts as a result of withholding for Special Taxes or additional costs incurred as a result of the assignment of all or any portion of the Loan by Lender to any Person that is subject to Special Taxes and which is organized under or has its principal place of business outside of the United States of America or any political subdivision thereof.

                           2.4.3    OTHER TAXES. In addition, Borrower agrees to
pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as OTHER TAXES).

                           2.4.4    INDEMNITY. Borrower shall indemnify Lender
for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

                           2.4.5    CHANGE OF OFFICE. To the extent that
changing the jurisdiction of Lender's applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

                           2.4.6    SURVIVAL. Without prejudice to the survival
of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

                  III.     CASH MANAGEMENT

                  SECTION 3.1       CASH MANAGEMENT.

                          3.1.1     ESTABLISHMENT OF ACCOUNTS. Borrower hereby
confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement, it has established with Cash Management Bank, in the name of Borrower for the benefit of Lender, as secured party, the collection account (the COLLECTION ACCOUNT), which has been established as an interest-bearing deposit account and the holding account (the HOLDING ACCOUNT), which has been established as a securities account. Both the Collection Account and the Holding Account and each sub-account of either such account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement, Borrower shall irrevocably instruct and authorize Cash Management Bank to disregard any and all orders for withdrawal from the Collection Account or the Holding Account made by, or at the direction of, Borrower other than to transfer all amounts on deposit in the Collection Account on a daily basis to the Holding Account. Pursuant to the Account Agreement, Cash Management Bank on a daily basis shall transfer all collected and available funds as determined by Cash Management Bank's then current funds availability schedule received in the Collection Account to the Holding Account. Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement shall not be amended or modified without the prior written consent of Lender (which consent Lender may grant or withhold in its sole discretion), and if a Securitization has occurred, the delivery by Borrower of a Rating Agency Confirmation. In recognition of Lender's security interest in the funds deposited into the Collection Account and the Holding Account, Borrower shall identify both the Collection Account and the Holding Account with the name of Lender, as secured party. The Collection Account shall be named as follows: "731 Office One LLC f/b/o German American Capital Corporation, as secured party Collection Account" (Account Number 323962033). The Holding Account shall be named as follows: "731 Office One LLC f/b/o German American Capital Corporation, as secured party Holding Account" (Account Number 323962025). Borrower confirms that it has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a SUB-ACCOUNT and, collectively, the Sub-Accounts and together with the Holding Account and the Collection Account, the COLLATERAL ACCOUNTS), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Holding Account, (iii) shall each be a "Securities Account" pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

                                    (i)      a sub-account for the retention of
                  Account Collateral in respect of Debt Service on the Loan with the account number 323962025-01 (the DEBT SERVICE RESERVE ACCOUNT);

                                    (ii)     a sub-account for the retention of
                  Account Collateral in respect of Real Estate Taxes and Other Charges for the Property with the account number 323962025-02 (the TAX RESERVE ACCOUNT);

                                    (iii)    a sub-account for the retention of
                  Account Collateral in respect of insurance premiums for the Property with the account number 323962025-03 (the INSURANCE RESERVE ACCOUNT);

                                    (iv)     a sub- account for the retention of
                  Account Collateral in respect of reserves for capital improvements to the Property with the account number 323962025-04 (the STRUCTURAL RESERVE ACCOUNT);

                                    (v)      a sub- account for the retention of
                  Account Collateral in respect of reserves for budgeted Operating Expenses for the Property with the account number 323962025-07 (the OPERATING EXPENSE RESERVE ACCOUNT);

                                    (vi)     a sub- account for the retention of
                  Account Collateral in respect of Proceeds as more fully set forth in Section 6.2 with the account number 323962025-05 (the PROCEEDS RESERVE ACCOUNT);

                                    (vii)    a sub-account for the retention of
                  Account Collateral in respect of reserves relating to Debt Service shortfalls for the period prior to the final Rent Commencement Date with the account number 323962025-08 (the ADDITIONAL DEBT SERVICE RESERVE ACCOUNT);

                                    (viii)   a sub-account for the retention of
                  Account Collateral in respect of the Alterations as more fully set forth in Section 10.3 with the account number 323962025-06 (the ALTERATIONS RESERVE ACCOUNT) and

                                    (ix)     a sub-account for the retention of
                  Account Collateral in respect of the collection of Excess Cash Flow during a Cash Trap Period with the account number 323962025-09 (the CASH TRAP RESERVE ACCOUNT).

Amounts on deposit in the Holding Account and Sub-Accounts will be invested in Permitted Investments in accordance with the terms of the Account Agreement.

                           3.1.2    PLEDGE OF ACCOUNT COLLATERAL. To secure the
full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to Borrower's right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the ACCOUNT COLLATERAL):

                           (a) the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

                           (b) any and all amounts invested in Permitted Investments;

                           (c) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

                           (d)      to the extent not covered by clauses (a),
         (b) or (c) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

                  In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

                  This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

                           3.1.3    MAINTENANCE OF BORROWER.

                           (a) Borrower agrees that the Collection Account is and shall be maintained (i) as a "deposit account" (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Collection Account and (iii) such that neither the Borrower nor Manager shall have any right of withdrawal from the Collection Account and, except as provided herein, no Account Collateral shall be released to the Borrower or Manager from the Collection Account. Without limiting the Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

                           (b) Borrower agrees that each of the Holding Account and the Sub-Accounts is and shall be (or if each such Sub-Account has yet to be established, will and shall be) maintained
         (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Holding Account and any Sub-Account thereof, (iii) such that neither Borrower nor any Manager shall have any right of withdrawal from the Holding Account or the Sub-Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Holding Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub-Accounts as "financial assets" and (v) such that all securities or other property underlying any financial assets credited to any of the Sub-Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to the Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Holding Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

                           3.1.4    ELIGIBLE ACCOUNTS. The Collateral Accounts
shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

                           3.1.5    DEPOSITS INTO SUB-ACCOUNTS. On the date
hereof, Borrower has deposited the following amounts into the Sub-Accounts:

                                    (i)      $382,217 into the Tax Reserve
                  Account;

                                    (ii)     $0 into the Insurance Reserve
                  Account;

                                    (iii)    $0 into the Debt Service Reserve
                  Account;

                                    (iv)     $0 into the Structural Reserve
                  Account;

                                    (v)      $0 into the Operating Expense
                  Reserve Account;

                                    (vi)     $11,169,694 into the Additional
                  Debt Service Reserve Account;

                                    (vii)    $0 into the Alteration Reserve
                  Account;

                                    (viii)   $0 into the Proceeds Reserve
                  Account; and

                                    (ix)     $0 into the Cash Trap Reserve
                  Account.

                           3.1.6    MONTHLY FUNDING OF ACCOUNTS.

                           (a) Borrower hereby irrevocably authorizes Lender to transfer (and, pursuant to the Account Agreement shall irrevocably authorize Cash

         Management Bank to execute any corresponding instructions of Lender), and Lender shall transfer, from the Holding Account by 2:00 p.m. New York time commencing on the first (1st) Business Day of each calendar month, and on each Business Day thereafter until, but not including, the first (1st) Business Day of the next succeeding calendar month (such period, the COLLECTION PERIOD), or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, in the following amounts and in the following order of priority:

                                    (i)      during any period that Bloomberg is
                  not required or has failed to pay Real Estate Taxes and Other Charges in full, funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to
                  Section 16.1 for the Collection Period in which the transfer from the Holding Account is made and transfer the same to the Tax Reserve Account (Borrower hereby agrees that prior to the final Rent Commencement Date, fifty (50%) percent of all Real Estate Taxes and Other Charges shall be paid directly out of the Tax Reserve Account from the Initial Tax Reserve Amount as more particularly set forth in Section 16.1 hereof);

                                    (ii)     during any period that Bloomberg is
                  not required or has failed to pay the insurance premiums in full with respect to the policies required hereunder or the common charges related thereto pursuant to the Bloomberg Lease and the Condominium Declaration and/or the By-laws, funds in an amount equal to the Monthly Insurance Reserve Amount determined in accordance with Section 16.2 and any other amounts required pursuant to Section 16.2 for the Collection Period in which the transfer from the Holding Account is made and transfer the same to the Insurance Reserve Account;

                                    (iii)    funds in an amount equal to the
                  amount of Debt Service due on the Payment Date in the Collection Period in which the transfer from the Holding Account is made and transfer the same to the Debt Service Reserve Account (provided, prior to the final Rent Commencement Date, Debt Service shall be paid directly out of the Additional Debt Service Reserve Account in accordance with the terms of Section 16.4 hereof);

                                    (iv)     during any period that Bloomberg is
                  not required or has failed to pay the Operating Expenses for the Property in full, funds in an amount equal to the Approved Operating Expenses for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs, and transfer the same to Borrower's Account; provided, however, that to the extent that the Officer's Certificate delivered to Lender on a quarterly basis by Borrower pursuant to Article XI provides evidence reasonably satisfactory to Lender that actual Operating Expenses for such calendar quarter were either less than or greater than Approved Operating Expenses, then Lender may direct Cash

                  Management Bank to increase or decrease the amount of the Approved Operating Expense transfer to be made for the month following the month in which such Officer's Certificate was delivered, such adjustment to be in an amount reasonably determined by Lender to appropriately reflect such difference between actual Operating Expenses and Approved Operating Expenses;

                                    (v)      during any period that Bloomberg is
                  not required or has failed to pay the cost of any capital improvements for the Property in full, funds in an amount equal to the Monthly Structural Reserve Amount determined in accordance with Section 16.3 for the Collection Period in which the transfer from the Holding Account is made and transfer the same to the Structural Reserve Account; and

                                    (vi)     funds in an amount equal to the
                  balance (if any) remaining or deposited in the Holding Account after the foregoing deposits (such remainder being hereinafter referred to as EXCESS CASH FLOW) and provided no Event of Default (which shall be governed by the terms of Section
                  3.1.10 hereof) or Cash Trap Period (which shall be governed by the terms of Section 16.5 hereof) shall have occurred and is then continuing, transfer any Excess Cash Flow (x) prior to the Anticipated Repayment Date, to the Borrower's Account and
                  (y) on or after the Anticipated Repayment Date, to the Debt Service Reserve Account to be applied as a partial prepayment of the principal Indebtedness without the imposition of any Yield Maintenance Premium or the Liquidated Damages Amount or any other prepayment premium or charge of any kind.

                           (b) If after such transfer, Lender shall reasonably determine that there are insufficient funds in the Tax Reserve Account to make payments of Real Estate Taxes and/or Other Charges when due, or if Lender shall reasonably determine that there will be insufficient amounts in the Collection Account or the Holding Account to make any of the transfers pursuant to this Section 3.1.6 inclusive on the date required hereunder on the next Payment Date, Lender shall provide notice to Borrower of such insufficiency (except that in no event shall Lender be required to notify Borrower of any deficiency in the Debt Service Reserve Account, such deficiency on any Payment Date being an Event of Default) and, within five (5) Business Days after receipt of said notice and prior to the expiration of any grace period applicable to such payment, Borrower shall deposit into the Holding Account, an amount equal to the shortfall of available funds in the Holding Account, taking into account any funds which accumulate in the Holding Account during such five (5) Business Day period. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in the Holding Account, or the appropriate Sub-Account, and Lender or Cash Management Bank fails to timely make any transfer from the Holding Account, or to or from such Sub-Account, as contemplated by this Agreement unless due to an act or omission of Borrower; and

                           (c) Notwithstanding anything to the contrary contained herein or in the Security Instrument, to the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement (other than any such costs, expenses or other amounts to be paid at closing) within the time period set forth therein, Lender shall have the right, at any time, without notice to Borrower, to withdraw from the Holding Account, an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

                           3.1.7    PAYMENTS FROM SUB-ACCOUNTS.

                           (a) Borrower irrevocably authorizes Lender to make and, provided no Event of Default shall have occurred and be continuing, Lender hereby agrees to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

                                    (i)      funds from the Debt Service Reserve
                  Account to Lender sufficient to pay Debt Service on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date;

                                    (ii)     if notified (timely) by Borrower or
                  otherwise determined by Lender in its reasonable discretion that Bloomberg will not pay Real Estate Taxes or Other Charges, funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (A) Real Estate Taxes and
                  (B) Other Charges, on the respective due dates therefor, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds;

                                    (iii)    if notified (timely) by Borrower or
                  otherwise determined by Lender in its reasonable discretion that Bloomberg will not pay the insurance premiums with respect to the policies required hereunder, funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, on the respective due dates therefor, and Lender shall so pay such funds to the insurance company having the right to receive such funds (or to Borrower as a reimbursement for premiums paid in accordance with the terms of Section 16.1.2 hereof);

                                    (iv)     if notified (timely) by Borrower or
                  otherwise determined by Lender in its reasonable discretion that Bloomberg will not pay the operating expenses for the Property, no more frequently than once in any calendar month, funds from the Operating Expense Reserve

                  Account in an amount equal to the Approved Operating Expenses for the month in which the transfer is made, and transfer the same to Borrower's Account;

                                    (v)      if notified (timely) by Borrower or
                  otherwise determined by Lender in its reasonable discretion that Bloomberg will not pay the cost of any capital improvements for the Property, no more frequently than once in any calendar month, funds from the Structural Reserve Account to the Borrower's Account to reimburse Borrower or to pay for the cost of capital improvements to the Property; and

                                    (vi)     payments from the Additional Debt
                  Service Reserve Account will be made in accordance with the terms of Section 16.4.

                           (b) Provided that no Event of Default or Cash Trap Period has occurred and is continuing, Lender agrees to release to Borrower any amounts (or portions thereof) on deposit in the Tax Reserve Account, Insurance Reserve Account, Operating Expense Reserve Account and/or the Structural Reserve Account if Borrower provides written evidence reasonably satisfactory to Lender that Bloomberg has paid when due the item for which the amount on deposit was reserved for. To the extent in Lender's sole but reasonable discretion (whether based upon information provided by Borrower or otherwise) any such amounts (or portions thereof) would have been released to Borrower but for the continuance of a Cash Trap Period, such amounts (or portions thereof) will be transferred to the Cash Trap Reserve Account as additional Excess Cash Flow to be applied by Lender in accordance with the terms of Section 16.5 hereof.

                           3.1.8    CASH MANAGEMENT BANK.

                           (a) Lender shall have the right at Borrower's sole cost and expense to replace the Cash Management Bank with a financial institution reasonably satisfactory to Borrower in the event that (i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement, (ii) the Cash Management Bank named herein is no longer the Cash Management Bank, unless Lender has consented in writing to such change or the Cash Management Bank named herein has merged with, acquired or has been acquired by another bank which is and continues to be an Approved Bank or (iii) the Cash Management Bank is no longer an Approved Bank. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower's sole cost and expense to replace Cash Management Bank with an Approved Bank at any time, with three (3) Business Days prior notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Borrower of an Account Agreement and delivery of same to Lender.

                           (b) So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank with a financial institution that is an Approved Bank provided that such financial institution and Borrower shall execute and deliver to Lender an Account and Control Agreement in substantially the form of the Account Agreement.

                           3.1.9    BORROWER'S ACCOUNT REPRESENTATIONS. Borrower
represents, warrants and covenants that (i) as of the date hereof, Borrower has directed Bloomberg to either mail all checks or wire all funds with respect to rental funds due under the Bloomberg Lease directly into the Collection Account and has delivered to Bloomberg a letter substantially in the form attached hereto as EXHIBIT B, (ii) Borrower shall cause Manager to deposit all amounts payable to Borrower pursuant to the Management Agreement directly into the Collection Account, (iii) Borrower shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of Operating Income not covered by the preceding clauses (i) and (ii) within two (2) Business Days after receipt thereof directly into the Collection Account and (iv) as of the date hereof, there are no accounts other than the Collateral Accounts maintained by Borrower or any other Person with respect to the collection of Rents with respect to the Property and, so long as the Loan shall be outstanding, neither Borrower nor any other Person shall open any other operating accounts with respect to the collection of Rents with respect to the Property except for the Collateral Accounts, provided that the foregoing shall not prohibit Borrower or Manager from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower's Account pursuant to
Section 3.1.6. Borrower hereby agrees that all amounts required to be deposited in the Collateral Accounts and received by Borrower or any of its Affiliates shall be deposited within two (2) Business Days of Borrower's receipt thereof, or after the occurrence of an Event of Default immediately, into the Collateral Accounts. Until so deposited, any such amounts held by Borrower, Manager or any Affiliate of Borrower or Manager shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or Manager.

                           3.1.10   ACCOUNT COLLATERAL AND REMEDIES.

                           (a)      Upon the occurrence and during the
         continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender's other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion to pay any Obligations, Operating Expenses and/or capital expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts, (iii) all payments to Borrower's Account pursuant to Section 3.1.6 shall immediately cease and (iv) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.

                           (b)      Upon the occurrence and during the
         continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

                           (c) During a Cash Trap Period, all Excess Cash Flow shall be retained by Lender and applied in accordance with the terms of Section 16.5 hereof.

                           (d) Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

                           3.1.11   TRANSFERS AND OTHER LIENS. Borrower agrees
that it will not (i) sell or otherwise dispose of any of the Account Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender, under this Agreement.

                           3.1.12   REASONABLE CARE. Beyond the exercise of
reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender's, its Affiliate's, agent's, employee's or bailee's gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender's reasonable control or for indirect, special or consequential damages except to the extent of Lender's gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Lender does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the Account Collateral, (iii) Cash Management Bank was originally chosen by Borrower and (iv) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

                           3.1.13   LENDER'S LIABILITY.

                           (a)      Lender shall be responsible for the
         performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

                           (b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

                           3.1.14   CONTINUING SECURITY INTEREST. This Agreement
shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

                  IV.      REPRESENTATIONS AND WARRANTIES

                  SECTION  4.1      BORROWER REPRESENTATIONS.

                  Borrower represents and warrants as of the Closing Date that:

                           4.1.1    ORGANIZATION.

                           (a) Borrower has been duly organized as a limited liability company and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the management and operation of the Property. The organizational structure of Borrower is accurately depicted by the schematic diagram attached hereto as EXHIBIT C. Borrower shall not change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender 30 days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Lender.

                           (b) Guarantor has been duly organized as a corporation and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the business in which it is now engaged.

                           4.1.2    PROCEEDINGS. Borrower has taken all
necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           4.1.3    NO CONFLICTS. The execution, delivery and
performance of this Agreement and the other Loan Documents by Borrower will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower and Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's or Guarantor's property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Borrower or any of Borrower's or Guarantor's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                           4.1.4    LITIGATION. Except as set forth on EXHIBIT D
attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's knowledge, threatened in writing against or affecting Borrower, any SPE Entity, Guarantor or the Property. The actions, suits or proceedings identified on EXHIBIT D, if determined against Borrower, any SPE Entity, Guarantor or the Property, would not materially and adversely affect the condition (financial or otherwise) or business of Guarantor or have a Material Adverse Effect.

                           4.1.5    AGREEMENTS. Borrower is not a party to any
agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Borrower is not to the best of its knowledge in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

                           4.1.6    TITLE. Borrower has good and insurable fee
simple title to the Condominium Unit and all Common Elements appurtenant thereto and good and insurable title to the Improvements, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on Borrower's interest in and to the Condominium Unit and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Bloomberg Lease described therein), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will have a

Material Adverse Effect as of the Closing Date and thereafter. Borrower will preserve its right, title and interest in and to the Property (except for replacements thereof, if permitted hereby) for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

                           4.1.7    NO BANKRUPTCY FILING. Neither Borrower nor
Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or Guarantor.

                           4.1.8    FULL AND ACCURATE DISCLOSURE. No statement
of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no fact presently known to Borrower and related to the Loan, the Property, Borrower, Manager, Guarantor or any Affiliate of any such Person which has not been disclosed which could reasonably be expected to have a Material Adverse Effect.

                           4.1.9    ALL PROPERTY. The Property constitutes all
of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower or (ii) used by Borrower, in the operation of the business located on the Property, other than items owned or leased by Bloomberg.

                           4.1.10   NO PLAN ASSETS.

                           (a) Except as set forth on SCHEDULE II, Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA, and Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Borrower which is or remains unsatisfied for any taxes or penalties with respect to any "employee benefit plan," within the meaning of Section 3(3) of ERISA, or any "plan," within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of ERISA
         Section 4001(a)(14) (a PLAN) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA
         Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

                           (b) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

                           4.1.11   COMPLIANCE. Borrower and the Property and
the use thereof comply in all respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes except where the failure to so comply individually or in the aggregate could not have a Material Adverse Effect. To the best of Borrower's knowledge, Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower's knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                           4.1.12   FINANCIAL INFORMATION. All the financial
data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower and/or Guarantor to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Other than the Bloomberg Lease, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and likely to have a Material Adverse Effect on the operation of the Property as a Class A office building. Since the date of such financial statements, there has been no event that would have a Material Adverse Effect on the financial condition, operations or business of Borrower from that set forth in said financial statements.

                           4.1.13   CONDEMNATION. No Condemnation has been
commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                           4.1.14   FEDERAL RESERVE REGULATIONS. None of the
proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any "margin stock."

                           4.1.15   UTILITIES AND PUBLIC ACCESS. The Property
has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Policy. All roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

                           4.1.16   NOT A FOREIGN PERSON. Borrower is not a
foreign person within the meaning of Section 1445(f)(3) of the Code.

                           4.1.17   SEPARATE LOTS. The Property is comprised of
one (1) or more parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

                           4.1.18   ASSESSMENTS. To the best of Borrower's
knowledge, there are (i) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

                           4.1.19   ENFORCEABILITY. The Loan Documents are not
subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents, as a whole, unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and to general principles of equity.

                           4.1.20   NO PRIOR ASSIGNMENT. There are no prior
sales, transfers or assignments of the Bloomberg Lease or any portion of the Rents due and payable or to become due and payable, in each case which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

                           4.1.21   INSURANCE. Borrower has not, and to the best
of Borrower's knowledge no Person has, done by act or omission which would impair the coverage of any insurance policy covering the property.

                           4.1.22   USE OF PROPERTY. The Condominium Unit is to
be used exclusively for Class-A office and other appurtenant and related uses.

                           4.1.23   CERTIFICATE OF OCCUPANCY; LICENSES. All
certifications, permits, licenses and approvals, including without limitation, certificates of completion and temporary occupancy permits for the core and shell of the Building required of Borrower for the contemplated legal use, occupancy and operation of the Condominium Unit as a Class A office building (collectively, the LICENSES), have been obtained and are in full force and effect except to the extent the failure to so maintain such item could not result in a Material Adverse Effect. Borrower shall keep and maintain, or shall cause to be kept and maintained, all Licenses necessary for the operation of the Property as a Class A office building. The use being made of the Condominium Unit is in conformity with the certificate of occupancy issued for the Condominium Unit.

                           4.1.24   FLOOD ZONE. None of the Improvements
(including any recreational areas) on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

                           4.1.25   PHYSICAL CONDITION. To the best of
Borrower's knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower's knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                           4.1.26   BOUNDARIES. To the best of Borrower's
knowledge and in reliance on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially affect the value or marketability of the Property except those which are insured against by the Title Policy.

                           4.1.27   BLOOMBERG LEASE. The Property is not subject
to any Leases other than the Bloomberg Lease. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Bloomberg Lease. The Bloomberg Lease is in full force and effect and to Borrower's knowledge, there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent under the Bloomberg Lease has been paid more than one (1) month in advance of its due date. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. Other than as set forth in Section 40.1 of the Bloomberg Lease, Bloomberg does not have a right or option pursuant to the

Bloomberg Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

                           4.1.28   FILING AND RECORDING TAXES. All transfer
taxes, recording fees, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower and the granting and recording of the Security Instrument and the UCCs have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid by Borrower simultaneously with the recording of the Security Instrument, and, under current Legal Requirements, the Security Instrument is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof), subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and to general principles of equity.

                           4.1.29   SINGLE PURPOSE ENTITY/SEPARATENESS.

                           (a) Until the Indebtedness has been paid in full, Borrower hereby represents, warrants and covenants that Borrower and each SPE Entity is, shall be, and shall continue to be, a Single Purpose Entity.

                           (b)      All of the assumptions made in the
         Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an ADDITIONAL NON-CONSOLIDATION OPINION), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower and each SPE Entity have complied and will comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Borrower and each SPE Entity will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

                           4.1.30   MANAGEMENT AGREEMENT. The Management
Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an Affiliate of Borrower.

                           4.1.31   ILLEGAL ACTIVITY. No portion of the Property
has been or will be purchased with proceeds of any illegal activity.

                           4.1.32   NO CHANGE IN FACTS OR CIRCUMSTANCES;
DISCLOSURE. All written information, reports, certificates and other documents submitted by Borrower to Lender in connection with the Loan are, to the best of Borrower's knowledge, accurate, complete and correct in all material respects. Except with respect to such representations and warranties contained in this Agreement or in any other Loan Document which are qualified as being made to the best of Borrower's knowledge, to Borrower's knowledge or words of similar import, all representations and warranties made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change known to Borrower in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property or the business operations or the financial condition of Borrower.

                           4.1.33   TAX FILINGS. Borrower has filed (or has
obtained effective extensions for filing) all federal, state and local tax returns required to be filed, if any and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

                           4.1.34   SOLVENCY/FRAUDULENT CONVEYANCE. Borrower (a)
has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and
(b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

                           4.1.35   INVESTMENT COMPANY ACT. Borrower is not (a)
an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                           4.1.36   LABOR. No organized work stoppage or labor
strike is pending or, to the best of Borrower's knowledge, threatened by employees and other laborers at the Property. Borrower (i) is not involved in or, to the best of Borrower's knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; and (iii) is not a party to, nor bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by the Borrower or any of its Affiliates.

                           4.1.37   BROKERS. Neither Lender nor Borrower has
dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents and neither Lender nor Borrower has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys' fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.37. The provisions of this Section 4.1.37 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

                           4.1.38   NO OTHER DEBT. Borrower has not borrowed or
received debt financing that has not been heretofore repaid in full, other than Permitted Debt.

                           4.1.39   TAXPAYER IDENTIFICATION NUMBER. The federal
taxpayer identification number of Borrower is 06-1716800. The federal taxpayer identification number of 731 Office One LLC is 11-3712031.

                           4.1.40   COMPLIANCE WITH ANTI-TERRORISM, EMBARGO AND
ANTI-MONEY LAUNDERING LAWS. (i) None of Borrower, Guarantor or any Person who Controls Borrower, or Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns any direct equity interest in Borrower is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Borrower or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the best of Borrower's knowledge, no tenant at the Condominium Unit is currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and no tenant at the Condominium Unit is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented procedures, approved by Borrower to ensure that no tenant at the Condominium Unit is a Prohibited Person or owned or Controlled by a Prohibited Person.

                           4.1.41   OFFICE OF FOREIGN ASSET CONTROL. Neither
Borrower nor Guarantor shall (a) b e or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and the Guarantor, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by any Lender at any time to enable any Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation,
Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the PATRIOT
ACT). In addition, Borrower hereby agrees to provide to Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

                           4.1.42   BLOOMBERG LEASE. Borrower represents that it
has heretofore delivered to Lender true and complete copies of the Bloomberg Lease and any and all amendments or modifications thereof. No events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default on the part of Borrower under the Bloomberg Lease. Except as set forth on attached SCHEDULE III, Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required under the Bloomberg Lease and any other obligations under the Bloomberg Lease that are required as of the date hereof have either been complied with or the failure to comply with the same does not and will not have a Material Adverse Effect. Borrower does not owe any brokerage, leasing or other commissions to any Person in connection with the Property (as such term is defined in the Condominium Documents). Borrower represents that the Upper Option Space (as defined in the Bloomberg Lease) consists solely of Office Unit 2.

                           4.1.43   CONDOMINIUM DECLARATION AND BY-LAWS.
Borrower represents that it has heretofore delivered to Lender true and complete copies of the Condominium Declaration and the By-Laws and any and all amendments or modifications thereof. The Condominium Declaration and the By-Laws are in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to the Condominium Declaration and the By-Laws, is in default thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The Condominium Declaration and the By-Laws have not been modified, amended or supplemented. The Condominium Board consists of five (5) members. As of the date hereof, the members are as follows: Joseph Macnow, David Greenbaum, Glen Weiss, Barbara Wattenbach and Thomas Dunlap, the first two (2) of which were appointed by Borrower and are employees of VRT.

                           4.1.44   CONSTRUCTION MILESTONES. The construction of
the Condominium Unit has reached and satisfied the Second Construction Milestone Stage, the Third Construction Milestone Stage and the Fourth Construction Milestone Stage, respectively (as such terms are defined in the Bloomberg Lease). Subject to the terms of Section 10.1 and Section 11.1 of the Bloomberg Lease, neither Borrower nor Bloomberg has any current or future right pursuant to Section 22.13 of the Bloomberg Lease or any other provision of the Bloomberg Lease relating to the construction of the Building to terminate the Bloomberg Lease. Bloomberg is not currently entitled (i) to an extension of the Rent Commencement Date (as such term is defined in the Bloomberg Lease), (ii) entitled to any amounts from Borrower due to a delay in the delivery of any space to be delivered under the Bloomberg Lease or (iii) entitled to an abatement of Rents or credit pursuant to Article 22 of the Bloomberg Lease. Except as set forth on attached SCHEDULE III, all conditions precedent under the Bloomberg Lease for the commencement of the final Rent Commencement Date to occur no later than November 9, 2004 for all the premises to be delivered to Bloomberg, have occurred and Bloomberg is not entitled to any rent abatements or other payments from Borrower. To the best of Borrower's knowledge (after due inquiry), the aggregate amount to complete all construction related obligations of Borrower under the Bloomberg Lease pursuant to Article 22 thereof equals approximately $550,000.00, all as more particularly set forth on attached
SCHEDULE III. Bloomberg has received all credits it is entitled to under Section 22.2(C) of the Bloomberg Lease and is not entitled now or the future any other sums under such section.

                  SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section
4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                  V.       BORROWER COVENANTS

                  SECTION  5.1      AFFIRMATIVE COVENANTS.

                  From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

                           5.1.1    PERFORMANCE BY BORROWER. Borrower shall in a
timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document (other than any amendment, waiver, supplement, termination or other modification of any Loan Document to which Lender must be a signatory) executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                           5.1.2    EXISTENCE; COMPLIANCE WITH LEGAL
REQUIREMENTS; INSURANCE. Subject to Borrower's right of contest pursuant to
Section 7.3, Borrower shall at all times comply in all material respects and cause the Property to comply in all material respects with all Legal Requirements applicable to the Borrower, any SPE Entity and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply in all material respects with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep (or cause Bloomberg to keep) the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep or cause Bloomberg to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement.

                           5.1.3    LITIGATION. Borrower shall give prompt
written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower, would have a Material Adverse Effect.

                           5.1.4    SINGLE PURPOSE ENTITY.

                           (a) Each of Borrower and each SPE Entity are, and from and after the date hereof shall remain, Single Purpose Entities.

                           (b) Other than distributions from Borrower to Guarantor from Excess Cash Flow to Guarantor or from Guarantor to its members, none of the funds or assets of Borrower or any SPE Entity will be diverted to any other Person or for other than business uses of Borrower or any SPE Entity, as applicable, nor will such funds or assets be commingled with the funds or assets of any other Affiliate.

                           (c) To the extent that Borrower or any SPE Entity shares the same officers or other employees as any of Borrower, any SPE Entity or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (d) To the extent that Borrower or any SPE Entity jointly contracts with any of Borrower, any SPE Entity or either of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that either Borrower or any SPE Entity contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower or each SPE Entity and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower or any SPE Entity, as applicable) as would be conducted with third parties.

                           (e) To the extent that Borrower, any SPE Entity or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                           (f) Borrower and each SPE Entity shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

                           (g) In addition, Borrower and each SPE Entity shall each: (a) maintain books and records separate from those of any other Person; (b) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (c) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (f) transact all business with Affiliates on an arm's-length basis and pursuant to enforceable agreements; (g) conduct business in its name and use separate stationery, invoices and checks; (h) not commingle its assets or funds with those of any other Person; and (i) not assume, guarantee or pay the debts or obligations of any other Person, except that Guarantor and/or Guarantor shall enter into the Recourse Guaranty and Environmental Indemnity.

                           5.1.5    CONSENTS. If Borrower or any SPE Entity is a
corporation, the board of directors of such Person may not take any action requiring the affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Borrower or any SPE Entity is a limited liability company, (a) if such Person is managed by a board of managers as to actions concerning Bankruptcy Actions, the board of managers of such Person may not take any action requiring the affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers as to actions concerning Bankruptcy Actions, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Borrower and any SPE Entity shall be required for any Bankruptcy Action against Borrower or any SPE Entity. Furthermore, Borrower's and each SPE Entity's formation documents shall expressly state that for so long as the Loan is outstanding, none of Borrower nor any SPE Entity shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's or any SPE Entity's assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

                           5.1.6    ACCESS TO PROPERTY. Borrower shall permit
agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days, upon reasonable advance notice and subject to any limitations or restrictions in the Bloomberg Lease and accompanied by a representative of Borrower.

                           5.1.7    NOTICES OF CERTAIN OCCURRENCES. Borrower
shall provide Lender written notice (a) promptly of any event or condition of which Borrower has knowledge that has or is likely to have a Material Adverse Effect, (b) promptly of the occurrence of any Event of Default of which Borrower has knowledge, (c) within three (3) Business Days of any Casualty Event, (d) within three (3) Business Days of any failure of Bloomberg to pay any operating expenses required to be paid by Bloomberg under the Bloomberg Lease (including, without limitation, taxes, insurance premiums, capital expenditures and without duplication, Operating Expenses), (e) within one Business Day of any Casualty Rent Restoration Date (together with an Officer's Certificate and supporting documentation acceptable to Lender in its sole but reasonable discretion demonstrating that the Casualty Rent Restoration Date has occurred) and (f) within one Business Day of any delay in the occurrence of any Rent Commencement Date.

                           5.1.8    COOPERATE IN LEGAL PROCEEDINGS. Borrower
shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which could reasonably be expected to affect in any way affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election but subject to the same restrictions set forth in Section 19.12 hereof (regarding the commencement of a separate action to settle such proceedings by Lender), to participate in any such proceedings which may have a Material Adverse Effect.

                           5.1.9    PERFORM LOAN DOCUMENTS. Borrower shall
observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower.

                           5.1.10   INSURANCE.

                           (a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property in accordance with the Loan Documents, and subject to the terms of the Bloomberg Lease and the Bloomberg SNDA and the Condominium Documents, and Lender shall be reimbursed for any reasonable out of pocket expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Proceeds.

                           (b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

                           5.1.11   FURTHER ASSURANCES; SEPARATE NOTES; LOAN
RESIZING.

                           (a) Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder provided that the foregoing shall not impose any additional material liability or obligation on, nor materially reduce the rights of Borrower. Borrower agrees that it shall, upon request, reasonably cooperate with Lender in connection with any request by Lender to sever the Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Borrower shall not be responsible for fees for any such fractionalization that are incurred following the Closing Date other than administrative costs and expenses of the Borrower. Subject to the foregoing sentence, Lender shall reimburse Borrower for its reasonable out-of-pocket fees, costs and expenses actually incurred in connection with such resizing. Any such substitute notes may as among themselves be pari passu, senior and subordinate and/or otherwise have varying principal amounts and economic terms, provided, however, that (i) the initial weighted average Applicable Interest Rate for the term of the Notes shall not exceed the Applicable Interest Rate under the Note immediately prior to the issuance of Notes; and (ii) subject to the effect of any prepayments of such notes after an Event of Default, the economics of the Loan (or severed portions thereof) and other terms of the Loan, taken as a whole, shall not be modified by such fractionalization in a manner which is in any material respect adverse to Borrower (except any increase in the weighted average interest rate of the Notes that may result after certain prepayments of the Loan have been made in accordance with the terms hereof). Upon the occurrence and during the continuance of an Event of Default, Lender may apply payment of all sums due Notes in such order and priority as Lender shall elect in its sole and absolute discretion.

                           (b) Borrower and Lender agree that Lender may, at any time, elect to reduce the mortgage debt on the Property and re-size the principal amount of the Loan and allocate the reduced portion to a mezzanine loan (a MEZZANINE LOAN). In connection with the foregoing, at Lender's sole cost and expense, Borrower agrees, subject to the provisions of this Section 5.1.11(b) to (i) create a new single purpose entity which will become the mezzanine borrower (a MEZZANINE BORROWER), and cause the Mezzanine Borrower and any members in Mezzanine Borrower to enter into the documents reasonably deemed necessary by Lender to evidence the Mezzanine Loan, including, without limitation, a promissory note and a mezzanine loan agreement (collectively, the MEZZANINE LOAN DOCUMENTS), which Mezzanine Loan Documents shall be subject to the review and approval of Borrower, not to be unreasonably withheld or delayed, (ii) cause Mezzanine Borrower to pledge the equity interests in the Borrower, (iii) execute and deliver such documents and other agreements reasonably required by Lender to reduce the amount of the mortgage debt encumbering the Property, including, without limitation, an amendment to the Note and the other Loan Documents, an endorsement to the Title Policy reflecting a change in the insured amount thereunder, legal opinions and other customary loan documentation, provided, that, cumulatively, the Mezzanine Loan Documents and the amendment to the Loan Documents and any other actions taken pursuant to this Section 5.1.11(b) will not (x) increase in any material respect the obligations or exposure, or decrease the rights, of the Mezzanine Borrower and Borrower under the Loan Documents and the Mezzanine Loan Documents, other than to a de minimis extent or (y) change the economic or other material terms of the Loan (taken as a whole with the Mezzanine Loan). Lender agrees to reimburse Borrower for all out of pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) actually incurred by Borrower in connection with any of the undertakings contemplated by this Section 5.1.11(b).

                           (c) In addition, Borrower shall, at Borrower's sole cost and expense:

                                    (i)      furnish to Lender, to the extent
                  not otherwise already furnished to Lender and reasonably acceptable to Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents to the extent reasonably requested by Lender and in Borrower's or it's Affiliate's possession;

                                    (ii)     execute and deliver, from time to
                  time, such further instruments as may be reasonably requested by Lender to confirm the lien of the Security Instrument on any Building Equipment, Operating Asset or any Intangible;

                           (d)      execute and deliver to Lender such
         documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require.

                           5.1.12   MORTGAGE TAXES. Borrower shall pay all
taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.

                           5.1.13   OPERATION. Borrower shall, and, shall cause
Manager to, (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any "event of default" under the Management Agreement of which it has notice; (iii) promptly deliver to Lender a copy of each financial statement, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under the Management Agreement that has been utilized by Manager or Borrower, as applicable, to prepare the financial statements required to be delivered by Borrower pursuant to Article XI; (iv) deliver to Lender the Annual Budget for the then-current fiscal year, which Annual Budget shall be reasonably acceptable to Lender and shall be certified by an Officer's Certificate; and (v) enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

                           5.1.14   BUSINESS AND OPERATIONS. Borrower will
continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for its ownership of the Property and the maintenance, management and operation of the Property as currently conducted by Borrower. Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for its ownership of the Property and the maintenance, management and operation of the Property as currently conducted by Borrower.

                           5.1.15   TITLE TO THE PROPERTY. Borrower will warrant
and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any actual out of pocket losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

                           5.1.16   COSTS OF ENFORCEMENT. In the event (a) that
this Agreement or the Security Instrument is foreclosed in whole or in part or that this Agreement or the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                           5.1.17   ESTOPPEL STATEMENT.

                           (a) Borrower shall, from time to time at the reasonable request of Lender, upon thirty (30) days' prior written request from Lender, execute, acknowledge and deliver to the Lender, an Officer's Certificate, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and containing such other information with respect to the Borrower, the Property and the Loan as Lender shall reasonably request. The estoppel certificate shall also state either that, to the best of Borrower's knowledge, no Event of Default exists hereunder or, if any Event of Default shall exist hereunder, specify such Event of Default and the steps being taken to cure such Event of Default.

                           (b)      Borrower shall use all commercially
         reasonable efforts to deliver to Lender upon Lender's reasonable request within twenty (20) Business Days of Lender's request an estoppel certificate from Bloomberg as required under Section 7.3 of the Bloomberg Lease.

                           5.1.18   LOAN PROCEEDS. Borrower shall use the
proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

                           5.1.19   NO JOINT ASSESSMENT. Borrower shall not
suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property and shall make commercially reasonable efforts to prevent Bloomberg from doing the same.

                           5.1.20   NO FURTHER ENCUMBRANCES. Borrower shall do,
or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens created or permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any liens permitted pursuant to the Bloomberg Lease and shall make commercially reasonable efforts to prevent Bloomberg from doing the same.

                           5.1.21   EXPANSION SPACE; BLOOMBERG LEASE,
CONDOMINIUM DECLARATION AND BY-LAWS.

                           (a) Subject to the terms of the Security Instrument, Lender will, at Borrower's request and cost and expense, reasonably cooperate with Borrower to permit Borrower to modify the Bloomberg Lease to exclude from the premises demised thereunder the Upper Option Space and/or Lower Option Space (as defined in the Bloomberg Lease). In connection with the foregoing, Borrower shall take (or shall cause to be taken) all actions reasonably requested by Lender.

                           (b) Borrower will promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Condominium Declaration, the By-Laws and the Bloomberg Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Condominium Declaration, the By-Laws or the Bloomberg Lease.

                           (c) All costs and expenses incurred by Lender (including, without imitation, reasonable attorney's fees) to effectuate any of the terms of this Section 5.1.21(a) and the terms of Section 15 of the Security

                  Instrument shall be paid promptly (or in advance if requested by Lender) by the Borrower.

                           5.1.22   NOTICE OF CERTAIN OCCURRENCES. In addition
to all other notices required to be given by Borrower hereunder, Borrower shall give notice to Lender promptly upon the occurrence of: (a) any Event of Default;
(b) any litigation or proceeding affecting Borrower or the Property or any part thereof in which the amount involved is $3,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (c) any default beyond applicable notice and cure periods under the Bloomberg Lease.

                           5.1.23   BEACON COURT CONDOMINIUM DECLARATION.

                           (a)      Borrower shall cause the Condominium Board
         (i) to keep the Common Elements insured (or shall maintain such insurance on behalf of the Condominium Board) as required pursuant to the Condominium Declaration, (ii) to appoint Lender as the Insurance Trustee (as such term is defined in the By-Laws) and (iii) to deliver any insurance proceeds payable to Borrower to Lender, and such insurance policies are hereby added to the definition of the term "Policies" set forth herein.

                           (b) Borrower shall upon the reasonable request of Lender use commercially reasonable efforts to deliver to Lender upon request, an estoppel certificate from the Condominium Board in form and substance reasonably satisfactory to Lender.

                           (c) Borrower shall observe and perform in all material respects each and every material term to be observed or performed by Borrower pursuant to the terms of the Condominium Declaration and the By-Laws.

                           (d) Borrower shall promptly deliver to Lender a true and complete copy of all notices of default received by the Borrower with respect to any obligation or duty of Borrower under the Condominium Declaration or the By-Laws.

                           (e) Borrower shall not, except with the prior written consent of Lender (i) institute any action or proceeding for partition of the Property, the Common Elements, the regime created with respect to the Property under the Condominium Declaration (the CONDOMINIUM REGIME) or the Condominium Unit, (ii) vote for or consent to any modification of, amendment to or relaxation in the enforcement of the Condominium Declaration or the By-Laws which could result in a Material Adverse Effect (it being further agreed in no event shall Borrower amend or modify any of the matters referred to in the Proxy without Lender's prior written consent, not to be unreasonably withheld, delayed or conditioned), (iii) in the event of damage to or destruction of the Property, the Common Elements or the Condominium Unit, vote in opposition to a motion to repair, restore or rebuild the Common Elements or the Condominium Unit, or (iv) amend or modify any material terms or provisions of the Condominium Declaration or the By-Laws which could result in a Material Adverse Effect.

                           (f) Borrower shall not vote to terminate the Condominium Declaration without the prior written consent of Lender. Any agreement whereby the Condominium Declaration is terminated or the Property is withdrawn therefrom (and a replacement Condominium Declaration approved by Lender is not simultaneously recorded) shall be deemed a sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer prohibited under the Loan Documents and shall constitute an Event of Default.

                  SECTION 5.2       NEGATIVE COVENANTS.

                  From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that Borrower will not do, directly or indirectly, any of the following:

                           5.2.1    INCUR DEBT. Incur, create or assume any Debt
other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

                           5.2.2    ENCUMBRANCES. Incur, create or assume or
permit the incurrence, creation or assumption of any Debt secured by an interest in Borrower or any SPE Entity and shall not Transfer or permit the Transfer of any interest in Borrower or any SPE Entity except as permitted pursuant to
Article VIII;

                           5.2.3    ENGAGE IN DIFFERENT BUSINESS. Engage,
directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

                           5.2.4    MAKE ADVANCES. Make advances or make loans
to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

                           5.2.5    PARTITION. Partition the Property;

                           5.2.6    COMMINGLE. Commingle its funds or assets
with those of any other Person;

                           5.2.7    GUARANTEE OBLIGATIONS. Guarantee any
obligations of any Person;

                           5.2.8    TRANSFER ASSETS. Transfer any asset other
than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

                           5.2.9    AMEND ORGANIZATIONAL DOCUMENTS. Amend or
modify any of its organizational documents without Lender's consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be anticipated to have a Material Adverse Effect and provided that Borrower and each SPE Entity each remain a Single Purpose Entity;

                           5.2.10   DISSOLVE. Dissolve, wind-up, terminate,
liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

                           5.2.11   BANKRUPTCY. (i) dissolve, liquidate,
consolidate, merge or sell all or substantially all of Borrower's assets other than in connection with the repayment of the Loan, (ii) engage in any other business activity or (iii) engage in any Bankruptcy Action against Borrower or any SPE Entity, without obtaining the prior consent of each of the Independent Managers of Borrower or such SPE Entity, as the case may be;

                           5.2.12   ERISA. Engage in any activity that would
result in Borrower being an employee benefit plan, as defined in Section 3(3) of ERISA, or the assets of Borrower constituting plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101;

                           5.2.13   DISTRIBUTIONS. From and after the occurrence
and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates.

                           5.2.14   MANAGER.

                           (a) Borrower shall not, without the prior written consent of Lender, which consent shall be in the Lender's reasonable discretion (and if a Securitization shall have occurred, Borrower may, in Lender's sole and absolute discretion and at Borrower's sole cost and expense, be required to obtain a Rating Agency Confirmation with respect to such action): enter into, materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the Management Agreement that could have a Material Adverse Effect or replace the Manager with a Person other than a Qualified Manager. Borrower agrees that any Management Agreement shall require the Manager to hold itself out in the capacity as an agent of the Borrower party to such Management Agreement;

                           (b) Borrower shall notify Lender in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such Qualified Manager, begins to manage the Property, and, if a Securitization shall have occurred, shall obtain prior to any appointment of a Qualified Manager a Rating Agency Confirmation, with respect to any proposed Qualified Manager.

                           (c) Upon the retention of a Qualified Manager, Lender shall have the right to approve (which approval shall be in the Lender's reasonable discretion) any new management agreement with such Qualified Manager. If a Securitization shall have occurred upon the retention of a Qualified Manager, Borrower shall at its sole cost and expense obtain shall obtain a Rating Agency Confirmation with respect to any new management agreement with such Qualified Manager. Borrower shall cause the Manager to enter into a Manager's Consent and Subordination of Management Agreement and shall deliver a reasonably acceptable Non-Consolidation Opinion covering such Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower.

                           (d) If, after Borrower shall have entered into a Management Agreement in accordance with the terms hereof, (a) a monetary Event of Default has occurred and is continuing, (b) with respect to any property manager that is not an Affiliate of Borrower, a material default (as determined by Lender in its sole and absolute discretion) occurs and is continuing under the terms of any Management Agreement or (c) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager in accordance with this Section
         5.2.14 and shall deliver a reasonably acceptable Non-Consolidation Opinion (except such opinion shall not be acceptable if not acceptable to any Rating Agency in such agency's sole and absolute discretion) covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower.

                           5.2.15   BLOOMBERG LEASE. Without the prior written
consent of Lender (and if a Securitization shall have occurred, such consent may, in Lender's sole and absolute discretion, be conditioned upon Borrower delivering, at its sole cost and expense to Lender a Rating Agency Confirmation)
(i) send Bloomberg written notice of its election to end the term of the Bloomberg Lease or (ii) take any action with respect to the Bloomberg Lease contemplated under Section 8.8.1.

                           5.2.16   MODIFY ACCOUNT AGREEMENT. Without the prior
written consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, (and if a Securitization shall have occurred, a Rating Agency Confirmation obtained by Borrower), execute any modification to the Account Agreement;

                           5.2.17   ZONING RECLASSIFICATION. Without the prior
written consent of Lender, not to be unreasonably withheld, conditioned or delayed, initiate or consent to (a) any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

                           5.2.18   CHANGE OF PRINCIPAL PLACE OF BUSINESS.
Change its address for notice purposes set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice (but in any event, within any period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Lender hereunder in the Account Collateral at all times;

                           5.2.19   DEBT CANCELLATION. Cancel or otherwise
forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in a commercially reasonable course of its business;

                           5.2.20   MISAPPLICATION OF FUNDS. Distribute any
revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collection Account or Holding Account, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or misapply the proceeds of the Loan; or

                           5.2.21   SINGLE-PURPOSE ENTITY. Fail to be a
Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or any SPE Entity to cease to be a Single-Purpose Entity.

                  VI.      INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

                  SECTION 6.1 INSURANCE COVERAGE REQUIREMENTS. Borrower shall, at its sole cost and expense, keep or cause to be kept in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement:

                           6.1.1    PROPERTY INSURANCE. Insurance against loss
customarily included under so called "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. The amount of such "All Risk" insurance shall be not less than the Principal Amount. Each such insurance policy shall contain an agreed amount endorsement or a coinsurance waiver (or in the alternative, a no co-insurance policy) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Borrower is required to insure in accordance with any Lease (excluding subleases). If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide a limit greater than 100% of the replacement cost. Lender shall be named as "Loss Payee" on a "Standard Mortgagee Endorsement" and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

                           6.1.2    LIABILITY INSURANCE. "General Public
Liability" insurance, including, without limitation, "Commercial General Liability" insurance; "Owned" (if any), "Hired" and "Non Owned Auto Liability"; and "Umbrella Liability" coverage for "Personal Injury", "Bodily Injury", "Death, Accident and Property Damage", providing in combination no less than $50,000,000 per occurrence and in the annual aggregate, per location. The policies described in this paragraph shall cover, without limitation, elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement) and "Products and Completed Operations Liability" coverage. All public liability insurance shall name Lender as "Additional Insured" either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

                           6.1.3    WORKERS' COMPENSATION INSURANCE. Statutory
workers compensation and disability insurance (to the extent the risks to be covered thereby are not already covered by other policies maintained by Borrower), with respect to any work by Borrower performed on or about the Property.

                           6.1.4    COMMERCIAL RENTS INSURANCE. "Commercial
rents" insurance in an amount equal to thirty-six (36) months actual rental loss (inclusive of any operating expenses and taxes regarding the Condominium Unit) with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained during the period of at least thirty-six (36) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are reasonably acceptable to Lender; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Loan provided herein. Such insurance shall be deemed to include "loss of rental value" insurance where applicable. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Bloomberg Lease (other than subleases) and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligations of Bloomberg, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied.

                           6.1.5    BUILDER'S ALL-RISK INSURANCE. During any
period of repair or restoration, builder's "All-Risk" insurance on a completed value, non-reporting basis in an amount equal to not less than the full insurable value of the Property against such risks (including so called "All Risk" perils coverage and collapse of the Improvements to agreed limits as Lender may reasonably request, in form and substance reasonably acceptable to Lender).

                           6.1.6    BOILER AND MACHINERY INSURANCE.
Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment, if any, located in, on or about the Property against physical damage, rent loss and improvement loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to any lease on a replacement cost basis. The minimum amount of limits to be provided shall be $50,000,000 per accident.

                           6.1.7    FLOOD INSURANCE. If any portion of the
Improvements is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Lender reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan.

                           6.1.8    OTHER INSURANCE, LEASE TERMINATION INSURANCE
AND TERRORISM INSURANCE.

                           (a) Provided that the Terrorism Risk Insurance Act of 2002 (TRIA) or a similar statute is in effect, Borrower shall be required to maintain or cause to be maintained insurance coverage relating to the acts of terrorism by or on behalf of foreign groups, individuals or interests (TERRORISM INSURANCE) on a per occurrence basis for the Building, the Commercial Premises, Residential Premises, Property, any Unit and/or any other interest in the Property (as each such term is defined in the Condominium Documents) in an amount equal to the sum of (x) the Principal Amount and (y) the amount of any Terrorism Insurance required by any other lender or Person that has a loan at any time secured by an interest in the Building, the Commercial Premises, Residential Premises, Property, any Unit and/or any other interest in the Property (as each such term is defined in the Condominium Documents) (the REQUIRED TERRORISM INSURANCE AMOUNT); provided, however, Lender agrees that Borrower shall not be required to spend (or cause the Condominium Board to spend) more than $2,000,000 per annum for Terrorism Insurance (it being agreed that if the cost to purchase the Required Terrorism Insurance Amount exceeds $2,000,000 per year, Borrower will only be required to obtain or cause to be to obtained that amount of Terrorism Insurance that can be purchased for $2,000,000 per annum). If TRIA or a similar statute is not in effect, then, provided that Terrorism Insurance is either (i) commercially available, or (ii) maintained for another Class "A" office property in the same geographic area as the Property which is owned directly or indirectly by an Affiliate of Borrower, then Borrower shall be required to carry Terrorism Insurance throughout the term of the Loan on a per occurrence basis for the Condominium Unit in an amount not less than the Principal Amount. Lender agrees that Terrorism Insurance may be provided under a blanket policy that is acceptable to Lender.

                           (b) At Lender's reasonable request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the Property.

                           6.1.9    RATINGS OF INSURERS. Borrower shall maintain
the insurance coverage described in Section 6.1.1 through Section 6.1.8 above, in all cases, with one or more domestic primary insurers reasonably acceptable to Lender, having claims-paying-ability and financial strength ratings by S&P of not less than "A" and its equivalent by the other Rating Agencies. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State; provided, however, if the insurance provided pursuant to Sections 6.1.1 and 6.1.4 is procured by a syndication of more then five (5) insurers then the foregoing requirements shall not be violated if such insurance is provided (a) under a blanket policy and at least sixty percent (60%) of the limits of insurance in place on the date hereof and thereafter is with the primary carrier having a claims paying ability rating of "A" or better and the other carriers having a claims paying ability rating of "BBB" or better by S&P and its equivalent by the other Rating Agencies.

                           6.1.10   FORM OF INSURANCE POLICIES; ENDORSEMENTS.
All insurance policies shall be in such form (except to the extent the forms are "filed forms") and with such endorsements as are satisfactory to Lender (and Lender shall have the right to confirm amounts, form (except to the extent the forms are "filed forms"), risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Lender and Borrower shall make available all certificates of insurance or copies of such policies as are provided to it pursuant to the Bloomberg Lease, if any. Borrower shall make all originals or certified copies of all such policies available for Lender's review in New York City when the same are normally and customarily available following the Closing Date. All policies (except policies for worker's compensation) shall name Lender as an additional insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Lender as and to the extent set forth in Section 6.2, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement in favor of Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; and (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender. Borrower shall use commercially reasonable efforts to have each such insurance policy also include (1) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days' prior written notice to

Lender, in each instance and (2) a provision whereby the insurer agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified is such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Lender. Each insurance policy shall contain a provision whereby the insurer: (1) waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (2) provides that Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

                           6.1.11   CERTIFICATES. Borrower shall deliver to
Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Borrower's insurance agent stating that the insurance policies required to be delivered to Lender pursuant to this
Section 6.1 are maintained with insurers who comply with the terms of Section 6.1.9, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under this Section 6.1, and stating that Borrower has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Lender not less than seven (7) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Borrower shall (i) subject to the second sentence of Section 6.1.10 hereof, make originals (or certified copies) of such replacement insurance policies available for review by Lender in New York City and (ii) use commercially reasonable efforts to deliver to Lender certificates of such replacement insurance policies within thirty (30) days after the effective date thereof and deliver such policies to Lender within five
(5) Business Days after Borrower's receipt thereof. If Borrower fails to maintain and make available the certified copies or originals of insurance policies or to deliver to Lender the certificates of insurance and required by this Agreement, upon five (5) Business Days' prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect.

                           6.1.12   SEPARATE INSURANCE. Borrower will not take
out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

                           6.1.13   BLANKET POLICIES. The insurance coverage
required under Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Lender's request, Borrower shall deliver to Lender an Officer's Certificate setting forth
(i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and
(v) such other information as Lender may reasonably request. Borrower shall make all such policies available for inspection by Lender in Borrower's offices upon reasonable advance notice by Lender to Borrower. Borrower will not, and will not permit any other Person to amend the terms of the Credit Wrap Insurance Policy to add any other additional insured, mortgagee and/or loss payee of any insurance proceeds regarding the Building, the Commercial Premises, Residential Premises, Property, any Unit and/or any other interest in the Property (as each such term is defined in the Condominium Documents) (including, without limitation, adding any lender which finances any interest in any of the Building, the Commercial Premises, Residential Premises, any Unit and/or any other interest in the Property).

                  SECTION 6.2       CONDEMNATION AND INSURANCE PROCEEDS.

                           6.2.1    NOTIFICATION. Borrower will promptly notify
Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Threshold Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

                           6.2.2    PROCEEDS. In the event of any Taking or any
casualty or other damage or injury to the Property, Borrower's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, PROCEEDS), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are hereby assigned by Borrower to Lender and, except as otherwise provided herein, in the Bloomberg Lease, in the Condominium Declaration or in the By-Laws, shall be paid to the Lender. Borrower will or will cause the Condominium Board to, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to the Condominium Documents, the terms hereof and the Proxy, Borrower's right to receive the direct payment of any Proceeds and Bloomberg's right to such Proceeds under the Bloomberg Lease, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of a Monetary Default or an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Threshold Amount. Subject to the Condominium Documents, whether or not a Monetary Default or an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, conditioned, or delayed any settlement which could in Lender's sole but reasonable discretion result in any Proceeds in excess of the Threshold Amount and Borrower will deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower will pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within fifteen (15) days after delivery of a written request for reimbursement by Lender, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Threshold Amount (unless such Proceeds are the result of a Casualty Event), such Proceeds shall be forthwith paid directly to and held by Lender in the Proceeds Reserve Account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2 subject to the Bloomberg Lease, the Condominium Declaration and/or the By-Laws. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or prosecute (or fails to cause the Condominium Board to file and/or prosecute) any insurance claim for a period of fifteen (15) Business Days following Borrower's receipt of written notice from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower's expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section
6.2 and not reimbursed by Borrower within thirty (30) days). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to the Property) do not exceed the Threshold Amount (unless such Proceeds are the result of a Casualty Event), such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof

(except that Proceeds paid in respect of the insurance described in Section
6.1.4 shall be deposited directly to the Collection Account as revenue of the Property).

                           6.2.3    LENDER TO TAKE PROCEEDS. Subject to the
Bloomberg Lease, the Condominium Declaration and/or the By-Laws, if (i) a Monetary Default or an Event of Default shall have occurred and be continuing, or (ii) a Total Loss with respect to the Property shall have occurred, or (iii) the Work is not capable of being completed before the earlier to occur of the date which is three (3) months prior to the earlier of the Anticipated Repayment Date and the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire (the CUT-OFF DATE), unless on or prior to the Cut-Off Date the Borrower (x) shall deliver to the Lender and there shall remain in effect a binding written offer, subject only to customary conditions, of an Approved Bank or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State for a loan from such Approved Bank or such other financial institution or investment bank to the Borrower in a principal amount of not less than the then Principal Amount and which shall, in the Lender's reasonable judgment, enable the Borrower to refinance the Loan prior to the Anticipated Repayment Date and (y) if a Securitization shall have occurred, shall obtain a Rating Agency Confirmation, or (iv) Bloomberg shall exercise its termination right under the Bloomberg Lease, or (v) the Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity shall have a Material Adverse Effect, then in any such case, all Proceeds (other than any amounts to which Bloomberg is entitled to under the Bloomberg Lease or any other party is entitled to under the Condominium Declaration or By-Laws) shall be paid over to Lender (if not paid directly to Lender) and any Proceeds (other than any amounts to which Bloomberg is entitled to under the Bloomberg Lease or any other party is entitled to under the Condominium Declaration or By-Laws) remaining after reimbursement of Lender's or its agent's reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, reasonable out-of-pocket administrative costs and inspection fees) shall be applied by Lender to prepay the Note in accordance with the provisions thereof, and the balance, if any shall be paid to the Borrower; provided, however, if such Proceeds would pursuant to the terms of this Section be applied to prepay the Note solely as a result of a Monetary Default, Lender shall not apply such Proceeds to prepay the Loan until such Monetary Default results in an Event of Default.

                           6.2.4    BORROWER TO RESTORE.

                           (a)      Subject to the Bloomberg Lease, the
         Condominium Declaration and the By-Laws and promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted

         Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the WORK). The plans and specifications shall require that the Work be done in a workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower's rights pursuant to Section 2.3.3 to cause the Property to be released from the Lien of the Security Instrument, and subject to the Bloomberg Lease, the Condominium Declaration and the By-Laws, Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 at Borrower's sole cost and expense whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement. Notwithstanding any term in the Loan Documents to the contrary, (i) any Work resulting from a Casualty Event may only be performed by an Approved Contractor (together with any sub-contractors hired by such Approved Contractor) pursuant to a construction contract acceptable to Lender in its sole but reasonable discretion (which must expressly include Lender as a third party beneficiary and permitted assignee of Borrower's rights under the contract) and (ii) Proceeds will only be made available by Lender to Borrower for Work resulting from a Casualty Event after Borrower provides to Lender (a) evidence that the Approved Contractor has provided payment and performance bonds (with Lender named as a dual obligee thereunder) for completion of all of the Work in favor of Lender (by way of a collateral assignment from Borrower and consented to in writing by the Approved Contractor) in form acceptable to Lender in its sole but reasonable discretion and (b) a completion guaranty from Guarantor in favor of Lender in form substantially identical to the form of guaranty attached hereto as Exhibit G (the COMPLETION GUARANTY) together with an Opinion of Counsel reasonably acceptable to Lender regarding the due organization and authority of Guarantor, enforcement of the guaranty and any other matters reasonably requested by Lender. After a Casualty Event occurs, Borrower agrees to cause Guarantor to deliver to Lender a duly executed copy of the Completion Guaranty within two (2) Business Days after the earlier to occur of (i) any election by Bloomberg not to terminate the Bloomberg Lease in accordance with the terms of Section 10.1(B)(1) thereof and
         (ii) the date Borrower delivers to Bloomberg a Casualty Statement pursuant to Section 10.1(B(1) of the Bloomberg Lease which by its terms does not entitle Bloomberg to terminate the Bloomberg Lease.

                           (b) If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to the terms hereof, the terms of the Bloomberg Lease, the terms of the Condominium Declaration or the terms of the By-Laws, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender in connection with the collection thereof plus interest thereon at the Applicable Interest Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within thirty (30) after request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower's or Bloomberg's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (i), (ii) and (iii) below and in
         Section 6.2.4 and Section 6.2.5:

                                    (i)      at the time of loss or damage or at
                  any time thereafter while Borrower is holding any portion of the Proceeds, there shall be no continuing or Event of Default;

                                    (ii)     if, at any time, the estimated cost
                  of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds (a DEFICIENCY), Borrower shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Lender (A) Cash and Cash Equivalents in amount equal to the Deficiency, (B) a Letter or Letters of Credit in an amount equal to the Deficiency, or (C) such other evidence of Borrower's ability to meet such excess costs and which is reasonably satisfactory to Lender and the Rating Agencies; for so long as a Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower;

                                    (iii)    Each of Lender and the Independent
                  Architect shall have reasonably approved the plans and specifications for the Work and any change orders in connection with such plans and specifications; and

                                    (iv)     Lender shall, within a reasonable
                  period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. Borrower shall restore all Improvements such that when they are restored and/or repaired, such Improvements and their contemplated use comply in all material respects with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

                           6.2.5    DISBURSEMENT OF PROCEEDS.

                           (a) Subject to Section 6.2.4, the Bloomberg Lease, the Condominium Declaration and the By-Laws, disbursements of the Proceeds in

         Cash or Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) an Officer's Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with such Work have been or, upon disbursement of the requested payments to the parties entitled thereto, will be, paid for in full and (B) there exists no notices of pendency, stop orders, mechanic's liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Work which have not been either fully bonded to the satisfaction of Lender or discharged of record or in the alternative, fully insured to the satisfaction of Lender by the Title Company that issued the Title Policy and (iii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) (the RETAINAGE RELEASE THRESHOLD) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time until such time as fifty percent (50%) of such Work has been satisfactorily completed (as certified by the Independent Architect), at which time the Retainage Release Threshold with respect to such Work shall be increased to ninety-five (95%), and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the State for the filing of mechanics' and materialmens' liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer's Certificate, and delivery of a temporary certificate of occupancy for the core and shell with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.

                           (b)      Subject to the Bloomberg Lease, the
         Condominium Declaration and the By-Laws, if, after the Work is completed and all costs of completion have been paid, there are excess Proceeds, Lender shall apply such excess Proceeds with respect to the Taking of or casualty to the Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby, without payment of the Yield Maintenance Premium, the Liquidated Damages Amount or any other prepayment fee or charge of any kind (except that interest shall be payable through the end of the then current Interest Period even if such period extends beyond the date of such prepayment) and any balance thereof, shall be paid over to Borrower.

                  VII.     IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

                  SECTION 7.1 BORROWER TO PAY IMPOSITIONS AND OTHER CHARGES. Borrower shall pay or cause to be paid all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Borrower shall deliver to Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Borrower, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such fiscal year attributable to or affecting the Property or Borrower. Subject to Borrower's right of contest set forth in
Section 7.3, as set forth in the next two sentences and provided that there are sufficient funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Cash Management Bank to, pay to the taxing authority or other relevant Person such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

                  SECTION 7.2 NO LIENS. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within sixty (60) days after receiving written notice of the filing (whether from Lender, the lienor any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender within twenty (20) days after Lender's demand therefor for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate). Lender agrees that (x) the lien of the Security Instrument is, subject to the terms of the Condominium Declaration, subordinate to the Condominium Declaration (as amended from time to time in accordance with the terms of the Loan Agreement), and (y) Lender will confirm such subordination in a written instrument (in recordable form) in favor of the Condominium Board that is in form reasonably satisfactory to Lender from time to time (at the reasonable request of Borrower) within ten (10) Business days after Borrower's written request. All reasonable costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

                  SECTION 7.3 CONTEST. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause
(vi) below, adequate reserves with respect thereto are maintained on Borrower's books or in the Tax Reserve Account or Insurance Reserve Account, as applicable,
(iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $5,000,000 individually, or in the aggregate, which are not bonded, during such contest, Borrower, shall deposit with or deliver to Lender either Cash and Cash Equivalents or a Letter or Letters of Credit in an amount equal to 110% of (A) the amount of Borrower's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest; provided, however, Borrower shall not be required to deliver such additional collateral if in Lender's sole but reasonable discretion a provision is made to Lender for protection of Lender's interest in the Property. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

                  VIII.    TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

                  SECTION 8.1 RESTRICTIONS ON TRANSFERS. Unless such action is permitted by the provisions of this Article VIII, Borrower shall not, and shall not permit any other Person to, except with the prior written consent of Lender, (i) Transfer all or any part of the Property, (ii) incur any Debt of Borrower, other than Permitted Debt or Permitted Encumbrances, or (iii) permit any Transfer (directly or indirectly) of any interest in Borrower, or any SPE Entity.

                  SECTION 8.2 SALE OF BUILDING EQUIPMENT. Borrower may Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease (excluding subleases), in either case as a result thereof, and provided that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument. Lender shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

                  SECTION 8.3 IMMATERIAL TRANSFERS AND EASEMENTS, ETC. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, cable, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

                           (a)      thirty (30) days prior written notice
         thereof;

                           (b) a copy of the instrument or instruments of Transfer;

                           (c) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

                           (d) reimbursement of all of Lender's reasonable costs and expenses incurred in connection with such Transfer.

                  SECTION 8.4       INTENTIONALLY DELETED.

                  SECTION 8.5 PERMITTED TRANSFERS. A Transfer of (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest
in) a direct or indirect beneficial interest in Borrower shall be permitted without Lender's consent if (i) Lender receives thirty (30) days prior written notice thereof, (ii) such Transfer is to one or more Qualified Institutional Borrowers or one or more Persons wholly owned, directly or indirectly, by one or more Qualified Institutional Borrowers, (iii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing, (iv) subsequent to such Transfer, Borrower will continue to be a Single Purpose Entity, (v) a Qualifying Manager shall manage the Property, (vi) if (x) such Transfer causes the Transferee to own, in the aggregate with the ownership interests of its Affiliates and family members, more than a 49% interest in Borrower (and the Transferee (in the aggregate with the ownership interests of its Affiliates and family members) did not, prior to such Transfer, own more than a 49% interest in Borrower), or (y) such Transfer, together with all other Transfers by Borrower, whether in a single Transfer or in a series of Transfers and whether or not effected simultaneously, results in a Transfer of more than 49% of the aggregate limited liability interests in Borrower or (z) subsequent to any Transfer, Guarantor does not Control, directly or indirectly, Borrower,
(a) a reasonably acceptable non-consolidation opinion is delivered to Lender concerning, as applicable, Borrower, the new Transferee, any Person which subsequent to the permitted Transfer will own 49% or more of Borrower and/or their respective owners (if applicable), and (b) a Rating Agency Confirmation is obtained by Borrower and delivered to Lender and (vii) Borrower shall reimburse Lender, on the date of such Transfer, for all reasonable costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, incurred or to be incurred by Lender in connection with such Transfer. Notwithstanding the foregoing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (1) the Transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrower that is publicly traded on a national exchange (including, for so long as it is an indirect owner of Borrower, Guarantor and/or Vornado Realty Trust, a Maryland business trust (VRT), as the case may be), or
(2) the merger or consolidation of Guarantor and/or VRT, as the case maybe, with or into any other Person (each, a PUBLIC TRANSFER, and collectively, the PUBLIC TRANSFERS); provided, however, that, if any Public Transfer or series of Public Transfers (other than the sale of publicly traded shares in Guarantor and/or VRT, as applicable, in the ordinary course of business) shall result in a change in Control of Guarantor and/or VRT, as applicable, then Lender's prior written consent shall be required (and, after a Securitization, a Rating Agency Confirmation shall be required) in connection with such Public Transfer unless after giving effect to such Public Transfer, Guarantor and/or VRT, as the case may be (or their respective successor entity thereto), shall be a Person that has and provides substantially at least the same experience and expertise as Guarantor and/or VRT, as applicable, prior to such Transfer in conducting business of the nature currently conducted by Guarantor and/or VRT, as applicable or (3) the Transfer of any direct or indirect interest in Borrower to VRT or Vornado Realty L.P., a Delaware limited partnership (VOP); provided if after giving effect to such Transfer (a) more than 49% of the direct or indirect aggregate limited liability interests in Borrower (whether individually or in the aggregate of all such Transfers) are transferred to VRT and/or VOP (or together with any of their respective Affiliates would exceed), Borrower must first deliver to Lender a reasonably acceptable non-consolidation opinion to Lender concerning Borrower, VRT and/or VOP (as applicable) and/or their respective owners (if applicable) and/or (b) Guarantor would not Control, directly or indirectly, Borrower, as a condition to such Transfer Borrower must deliver to Lender a Guaranty of Recourse Obligations and Environmental Indemnity and Completion Guaranty (if a Completion Guaranty is then in effect or a ratification from Borrower that it will cause VRT to deliver such Completion Guaranty in the future if required by the terms hereof and treating VRT as Guarantor hereunder) in substantially the form of the Recourse Guaranty and Environmental Indemnity and EXHIBIT G, respectively, from VRT to Lender (and Lender shall release the Guarantor from its obligations under the Loan Documents except for any obligations which first arose prior to the applicable transfer) together with any other documents reasonably requested by Lender. In addition, notwithstanding the foregoing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (i) the Transfer or issuance of any direct or indirect interests in VOP, or (ii) the merger or consolidation of VOP with or into any other Person; provided, however, that, immediately after giving effect to each such Transfer, VRT (or any successor entity permitted above as a result of a Public Transfer) shall continue to be the managing general partner of VOP and VRT shall remain in control of the business and operations of VOP, regardless of the percentage of equity interests in VOP owned by VRT.

                  SECTION 8.6       DELIVERIES TO LENDER. Not less than thirty
(30) days prior to the closing of any transaction subject to the provisions of this Article VIII, Borrower shall deliver to Lender an Officer's Certificate describing the proposed transaction (other than transfers of publicly traded shares in Guarantor in the ordinary course of business) and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer's Certificate is based. In addition, Borrower shall provide Lender with copies of executed transfer instruments or other similar closing documents within ten (10) Business Days after such closing.

                  SECTION 8.7 LOAN ASSUMPTION. Borrower shall have the right to request Lender's consent, which consent shall not be unreasonably withheld, to the assumption of the Loan by a proposed purchaser of the Property. Any such assumption of the Loan shall be conditioned upon, among other things,
(i) the delivery of a Rating Agency Confirmation, (ii) the delivery of financial information, including, without limitation, if available, audited financial statements, for such purchaser and the direct and indirect owners such purchaser, (iii) the delivery of evidence that the purchaser is a SPE

Entity, (iv) the execution and delivery of all documentation evidencing the loan assumption reasonably requested by Lender, (v) the delivery of Opinions of Counsel reasonably requested by Lender, including, without limitation, a non-consolidation opinion with respect to the purchaser and other entities identified by Lender or requested by the Rating Agencies and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents and any other matters requested by Lender, (vi) the delivery of a Guaranty of Recourse Obligations and Environmental Indemnity in substantially the form of the Recourse Guaranty and Environmental Indemnity, respectively, from an entity acceptable to Lender in its sole and absolute discretion (and if such entity is acceptable to Lender, Lender shall release the Guarantor from its obligations under the Loan Documents except for any obligations which first arose prior to the applicable transfer); (vii) the delivery of an endorsement to the Title Policy in form and substance acceptable to Lender, insuring the lien of the Security Instrument, as assumed, subject only to the Permitted Encumbrances (or a letter from the Title Company confirming such matters in form acceptable to Lender in its sole but reasonable discretion), (viii) other than in connection with the first assumption of the Loan, the payment of an assumption fee equal to one percent (1%) of the Principal Amount (the ASSUMPTION
FEE), (ix) all costs and expenses related to any assumption are to be paid by Borrower and (x) the payment of all of Lender's reasonable fees, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, actually incurred by Lender in connection with such assumption.

                  SECTION 8.8       BLOOMBERG LEASE.

                           8.8.1    MODIFIED LEASE. Borrower shall not (y)
consent to an assignment of the Bloomberg Lease that releases Bloomberg from its obligations under the Lease, or (z) modify the Bloomberg Lease (including, without limitation, accept a surrender of any portion of the Property subject to the Bloomberg Lease (unless otherwise permitted or required by law), allow a reduction in the term of such Lease or a reduction in the Rent payable thereunder, change any renewal provisions thereunder, materially increase the obligations of Borrower or materially decrease the obligations of Bloomberg or terminate the Bloomberg Lease or permit the assignment or other transfer (by operation of law or otherwise) of the Bloomberg Lease (any such action referred to in clauses (y) and (z) being referred to herein as a MODIFIED LEASE) without the prior written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed provided such modification could not in Lender's sole and absolute discretion result in a Material Adverse Effect. If, after five (5) Business Day's following Lender's receipt of such Modified Lease Lender has not either approved or disapproved the proposed Modified Lease, Borrower shall deliver a second notice to Lender which notice must state on the outside envelope in which such Modified Lease is delivered in bold, large letters (no less than 15 font) the following: NOTICE: YOU WILL BE DEEMED TO HAVE CONSENTED TO THE DOCUMENT ENCLOSED HEREIN IF NOT DISAPPROVED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. Lender's failure to approve or disapprove such Modified Lease within ten Business Days after Lender's receipt of the second notice shall be deemed to constitute Lender's approval thereof.

                           8.8.2    DELIVERY OF MODIFIED LEASE. Upon the
execution of any Modified Lease, as applicable, Borrower shall deliver to Lender an executed copy of such Modified Lease.

                           8.8.3    LEASE AMENDMENTS. Borrower agrees that it
shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify the Bloomberg Lease unless such modification complies with this Section 8.8.

                           8.8.4    SECURITY DEPOSITS/TERMINATION PAYMENTS.

                           (a) All security or other deposits of Bloomberg under the Bloomberg Lease shall be treated as trust funds and shall not be commingled with any other funds of Borrower, and such deposits, shall be deposited, upon receipt of the same by Borrower in a separate account (which shall be a trust account if required by applicable law) maintained by Borrower expressly for such purpose. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this
         Section 8.8.4, together with a statement of all lease securities deposited with Borrower by Bloomberg and the location and account number of the account in which such Security Deposits are held. Attached hereto as SCHEDULE I, is a true correct and complete list of all Security Deposits and the amounts thereof, currently in Borrower's possession.

                           (b) In the event that Borrower receives the proceeds of any security deposit as the result of a Bloomberg Default (as hereinafter defined) or a termination payment as the result a termination of the Bloomberg Lease or otherwise, Borrower agrees to deposit such funds within two (2) Business Days after Borrower's receipt thereof, into the Structural Reserve Account to be disbursed by Lender pursuant to Section 16.3.

                           8.8.5    NO DEFAULT UNDER BLOOMBERG LEASE,
CONDOMINIUM DECLARATION OR BY-LAWS. Borrower shall (i) promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Borrower under the Bloomberg Lease the Condominium Declaration or the By-Laws, if the failure to perform or observe the same would have a Material Adverse Affect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from Bloomberg under the Bloomberg Lease, a certificate with respect to the status thereof; and (iii) not collect any of the Rents, more than one (1) month in advance (except that Borrower may collect such security deposits and last month's rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of the Bloomberg Lease).

                           8.8.6    SUBORDINATION. All Modified Leases entered
into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in Section 8.8.7.

                           8.8.7    ATTORNMENT. Subject to the terms of the
Bloomberg SNDA (which shall supercede any conflicting provisions of this section), each Modified Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, Bloomberg under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not: (1) be liable for any previous act or omission of Borrower under the Bloomberg Lease except to the extent that such act or omission first arises under the Bloomberg Lease from and after the date that Successor-Landlord (as such term is defined in the Bloomberg Lease) succeeds to the interest of Borrower; (2) be subject to any off-set, credit, defense or counterclaim which shall have theretofore accrued to Bloomberg against Borrower;
(3) be bound by (a) any modification of the Bloomberg Lease entered into without Lender's consent after Bloomberg has, subject to the terms of Section 6 of the Bloomberg SNDA, received written notice of Lender's existence, address and relation to Borrower, or (b) any previous prepayment of rent or additional rent for more than one (1) month which Bloomberg might have paid to Borrower other than as required by the terms of the Bloomberg Lease; (4) be bound by any obligation to make any payments to Bloomberg except to the extent that such obligation first arises under the Bloomberg Lease from and after the date that Successor-Landlord succeeds to the interest of Borrower; and (5) be bound by any obligation to perform any work or to make improvements to the Condominium Unit, except for (i) repairs and maintenance pursuant to the provisions of Articles 4, 5 and 6 of the Bloomberg Lease, the need for which repairs and maintenance first arises after the date upon which Lender is entitled to possession of the Condominium Unit, (ii) repairs to the Condominium Unit or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 of the Bloomberg Lease, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to Lender (with the understanding, however, that (I) nothing contained in this clause (ii) limits Bloomberg's rights to terminate the Bloomberg Lease after the occurrence of a fire or other casualty under Section 10.1(B) of the Bloomberg Lease, and
(II) Lender shall have the right to avoid being so bound by Borrower's covenant to rebuild the Landlord Restoration Items (as such term is defined in the Bloomberg Lease) after the occurrence of a fire or other casualty (regardless of the availability of insurance proceeds therefor) only by giving notice to Bloomberg of the election of Lender not to so rebuild earlier than the later to occur of (X) the date that Lender is required to give the Casualty Statement (as such term is defined in the Bloomberg Lease) for such fire or other casualty to Bloomberg, and (Y) the thirtieth (30th) day after the date that Lender succeeds to the interest of Borrower under the Bloomberg Lease), and (iii) repairs to the Condominium Unit as a result of a partial condemnation pursuant to Article 11 of the Bloomberg Lease, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to Lender (with the understanding that nothing contained in this clause (iii) shall limit Bloomberg's right to terminate the Bloomberg Lease after the occurrence of a complete or partial condemnation under Section 11.1 of the Bloomberg Lease). Borrower shall cause Bloomberg, upon the reasonable request by Lender or such successor in interest, to execute and deliver an instrument or instruments confirming such attornment.

                           8.8.8    NON-DISTURBANCE AGREEMENTS. Subject to the
terms of the Bloomberg SNDA, Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by Bloomberg, record in the county where the subject Property is located, a subordination, attornment, non-disturbance and estoppel agreement, in form and substance substantially similar to the form attached hereto as EXHIBIT F (a NON-DISTURBANCE AGREEMENT), with Bloomberg regarding a Modified Lease for which Lender's prior written consent is required by this Section 8.8, within ten (10) Business Days after written request therefor by Borrower, provided that, such request is accompanied by an Officer's Certificate stating that such Lease complies in all material respects with this Section 8.8. All reasonable costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

                  IX.      DEFEASANCE

                  SECTION 9.1       DEFEASANCE.

                           9.1.1    At any time subsequent to the Defeasance
Lockout Period and prior to the Anticipated Repayment Date, provided that all of the conditions set forth in Section 9.1.2 are complied with, Lender hereby agrees that Borrower shall have the right to obtain a release of the Lien on the Property upon at least 30 days prior written notice upon satisfaction of the following (each such release, after satisfaction of the other provisions of this Section 9.1, a DEFEASANCE):

                           (a) the execution and delivery of a defeasance note (the DEFEASANCE NOTE), in form and substance reasonably acceptable to Lender, dated as of the date of the Defeasance (which must be as of a Payment Date), payable to Lender, in an amount equal to the Defeasance Collateral Requirement (which Defeasance Note Lender agrees to accept by assignment from any new lender to Borrower);

                           (b) the execution and delivery of a security agreement (the DEFEASANCE SECURITY AGREEMENT), in form and substance reasonably acceptable to Lender, dated as of the date of the Defeasance (which must be as of a Payment Date), in favor of the Lender, pursuant to which the Lender is granted a perfected first priority security interest in the Defeasance Collateral (which Defeasance Security Agreement Lender agrees to accept by assignment from any new lender to Borrower);

                           (c) the execution and delivery of appropriate and reasonable agreements and/or instruments, each in form and substance reasonably acceptable to Lender, pursuant to which the obligations and liabilities of Borrower under the Defeasance Note and the Defeasance Security Agreement are assumed by a new entity which satisfies all of the Single Purpose Entity requirements, upon which execution and delivery Lender agrees to release Borrower from any and all liability under the Defeasance Note and Defeasance Security Agreement; and

                           (d)      delivery of a Rating Agency Confirmation.

                           9.1.2    Simultaneously with Lender's receipt of the
Defeasance Note and Defeasance Security Agreement from the new lender, Lender shall transfer to the new lender or to Borrower's nominee the Note, the Security Instrument and the Assignment of Leases, and shall release or terminate the other Loan Documents (other than the Environmental Indemnity).

                           9.1.3    With respect to a Defeasance pursuant to
Section 9.1.1 hereof, Borrower shall deposit the Defeasance Collateral in accordance with Section 9.1.5 below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause Borrower to be released from its obligations to make payments of principal and interest on the Note until Defeasance shall have occurred. Defeasance shall be permitted at such time as all of the following events shall have occurred:

                           (a) the Defeasance Collateral Account shall have been established pursuant to Section 9.1.5 hereof;

                           (b) Borrower shall have delivered or caused to have been delivered to Lender the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Defeasance Collateral Requirement at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of the Borrower for the benefit of Lender or its nominee (and, if registered in nominee name endorsed to Lender or in blank) and, if issued in book-entry form, the name of Lender or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system;

                           (c) Borrower shall have granted or caused to have been granted to Lender a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;

                           (d) Borrower shall have delivered or caused to be delivered to Lender an Officers' Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that

         Lender or its nominee is the owner of such securities issued in book-entry form, and (y) that states that:

                                    (i)      Borrower owns the Defeasance
                  Collateral being delivered to Lender free and clear of any and all Liens, security interests or other encumbrances (other than the Defeasance Security Agreement), and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Borrower has full power and authority to pledge such Defeasance Collateral to Lender;

                                    (ii)     such Defeasance Collateral consists
                  solely of Defeasance Eligible Investments;

                                    (iii)    such Defeasance Collateral
                  satisfies the Defeasance Collateral Requirement, determined as of the date of delivery; and

                                    (iv)     the information set forth in the
                  schedule attached to such Officer's Certificate is correct and complete in all material respects as of the date of delivery (such schedule, which shall be attached to and form a part of such Officer's Certificate, shall demonstrate satisfaction of the requirement set forth in clause (ii) above, in a form reasonably acceptable to Lender).

                           (e) Borrower shall have delivered or caused to be delivered to Lender a Rating Agency Confirmation and such other documents and certificates as Lender may reasonably request, including Opinions of Counsel, in connection with demonstrating that Borrower has satisfied the provisions of this Section 9.1.3(e), including but not limited to an Opinion of Counsel stating, among other things, that (x) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable in accordance with its terms and (y) that any trust formed as a REMIC pursuant to a securitization will not fail to maintain its status as a REMIC as a result of such defeasance.

                           (f) Borrower shall have delivered to Lender a certificate of a "big four" or other public accounting firm reasonably acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts which satisfy the Defeasance Collateral Requirement.

                           9.1.4    For purposes of determining whether
sufficient amounts of Defeasance Collateral are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (as reasonably determined by Lender and agreed to by Borrower without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Note (and/or any substitute notes, as applicable) as of the

Anticipated Repayment Date, together with the outstanding principal balance of the Note (and/or any substitute notes, as applicable) as of the Anticipated Repayment Date.

                           9.1.5    On or before the date on which Borrower
delivers Defeasance Collateral to Lender pursuant to Section 9.1.3(b) hereof, Borrower shall open at any Approved Bank (or other bank subject to the next sentence hereof) at the time and acting as custodian for Lender, a defeasance collateral account (the Defeasance Collateral Account) which shall at all times be an Eligible Account, in which Borrower shall grant to Lender or reconfirm the grant to Lender of a security interest. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Borrower pursuant to Section 9.1.3(b) hereof, (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Lender, subject to withdrawal by Lender for the purposes set forth in Section 9.1.6. Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

                           9.1.6    Lender shall withdraw, draw on or collect
and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Defeasance Note. Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Borrower or any Affiliate of Borrower. Lender shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account except to the extent caused by the gross negligence or willful misconduct of Lender.

                           9.1.7    Borrower and Lender shall enter into any
appropriate amendments to the Loan Documents necessitated by a Defeasance of the Loan, such amendments to be in form and substance reasonably acceptable to both Borrower and Lender.

                  X.       MAINTENANCE OF PROPERTY; ALTERATIONS

                  SECTION 10.1 MAINTENANCE OF PROPERTY. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

                  SECTION 10.2 CONDITIONS TO ALTERATION. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Lender's consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an ALTERATION) so long as
(i) Borrower provides Lender with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by the Condominium Declaration, the By-Laws or any of the Bloomberg Lease (except subleases) and shall not, upon completion (giving credit to rent and other charges attributable to the Modified Leases executed upon such completion), have a Material Adverse Effect on the value, use or operation of the Property taken as a whole or otherwise. Any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating whether such Alteration will involve an estimated cost of not more than the Threshold Amount for Alterations at the Property. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements. Nothing contained in this Section 10.2 shall limit the rights of Bloomberg under the Bloomberg Lease with respect to alterations.

                  SECTION 10.3 COSTS OF ALTERATION. Notwithstanding anything to the contrary contained in this Article X, no Material Alteration (exclusive of Alterations being directly paid for by Bloomberg at the Property) shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration which is in excess of the Threshold Amount (as set forth in the Independent Architect's written estimate referred to above). Borrower and Lender acknowledge that such security (i) will be held by the Cash Management Bank in the Alterations Reserve Account and (ii) disbursed as hereinafter provided in this Section 10.3. In addition to payment or reimbursement from time to time of Borrower's expenses incurred in connection with any Material Alteration, the amount of such security shall be reduced on any given date to the Independent Architect's written estimate of the cost to complete the Material Alteration (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5% in the aggregate) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to 6.2 and which are held by Lender in accordance with Section 6.2. Payment or reimbursement of Borrower's expenses incurred with respect to any Material Alteration shall be accomplished upon the terms and conditions specified in Section 6.2. At any time after substantial completion of any Material Alteration in respect of which Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (i)) by the Independent Architect, setting forth in substance as follows:

                           (a) that the Material Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under Section 10.2 and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

                           (b) that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).

Nothing contained in this Section 10.3 shall limit the rights of Bloomberg under the Bloomberg Lease with respect to alterations.

                  XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION, LOW DSCR PERIOD

                  SECTION 11.1 BOOKS AND RECORDS. Borrower shall keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower at Borrower's or its Affiliate's offices relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

                  SECTION 11.2      FINANCIAL STATEMENTS.

                           11.2.1   QUARTERLY REPORTS. Not later than forty-five
(45) days following the end of each calendar quarter, Borrower shall deliver to Lender unaudited financial statements, internally prepared on accrual basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, a statement of Net Operating Income for such quarter on a calendar month basis, and a comparison of the year to date results with (i) the results for the same period of the previous year,
(ii) the results that had been projected by Borrower for such period and (iii) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer's Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

                           11.2.2   ANNUAL REPORTS. Not later than one hundred
and twenty (120) days after the end of each Fiscal Year of Borrower's operations, Borrower shall deliver to Lender audited financial statements (such audited financial statements are collectively referred to herein as the ANNUAL REPORTS) certified by an Independent Accountant in accordance with GAAP, covering the Property, including a balance sheet as of the end of such year and a statement of revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year and the Annual Budget for such fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property. Together with the annual reports, Borrower shall furnish copies of a statement of Net Operating Income for the year thereof and copies of all federal income tax returns to be filed. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to
Section 11.2.1.

                           11.2.3   RESERVED

                           11.2.4   CAPITAL EXPENDITURES SUMMARIES. Borrower
shall, within 120 days after the end of each calendar year during the term of the Note, deliver to Lender an annual summary of any and all capital expenditures made at the Property by Borrower during the prior twelve (12) month period.

                           11.2.5   MANAGEMENT AGREEMENT. Borrower shall deliver
to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

                           11.2.6   ANNUAL BUDGET. Borrower shall deliver to
Lender the proposed Annual Budget for Lender's approval, not to be unreasonably withheld, delayed or conditioned at least thirty (30) days prior the end of each Fiscal Year. Neither Borrower nor Manager shall change or modify the Annual Budget that has been approved by Lender without the prior written consent of Lender. If, after ten (10) Business Day's following Lender's receipt of such Budget Lender has not either approved or disapproved the proposed Budget, Borrower shall deliver a second notice to Lender which notice must state on the outside envelope in which such Budget is delivered in bold, large letters (no less than 15 font) the following: NOTICE: YOU WILL BE DEEMED TO HAVE CONSENTED TO THE DOCUMENT ENCLOSED HEREIN IF NOT DISAPPROVED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT. Lender's failure to approve or disapprove such Budget within ten
(10) Business Days after Lender's receipt of the second notice shall be deemed to constitute Lender's approval thereof.

                           11.2.7   BLOOMBERG LEASE INFORMATION.

                           (a) Promptly upon receipt or delivery thereof Borrower shall deliver to Lender true, correct and complete copies of all materials, reports and information which is material in nature and which are delivered by Bloomberg to Borrower, other than as restricted by confidentiality agreements entered into by Borrower and delivered to Lender.

                           (b) Not later than forty-five (45) days after the end of each calendar quarter of Borrower's operations, Borrower will deliver to Lender a statement from Borrower complying with the provisions of Section 7.4 of the Bloomberg Lease

                           11.2.8   OTHER INFORMATION. Borrower will, promptly
after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information in Borrower's or its Affiliate's possession and as may be reasonably requested by Lender with respect to the Property.

                           11.2.9   LOW DSCR PERIOD. Commencing on December 1,
2004 and after the end of each calendar quarter thereafter, Lender will perform a test of the Debt Service Coverage Ratio to determine whether a Low DSCR Trigger Event has occurred (it being agreed that (i) all determinations as to whether a Low DSCR Trigger

Event and resulting Low DSCR Period has occurred and is continuing shall be made by Lender based on the financial information delivered by Borrower pursuant to
Section 11.2 hereof and/or any other information available to Lender pursuant to the terms of the Loan Documents and (ii) the first test performed by Lender after December 1, 2004 shall be based on an annualized basis in accordance with the definition of "Debt Service Coverage Ratio" set forth herein and based on the financial information delivered by Borrower pursuant to Section 11.2 hereof and/or any other information available to Lender pursuant to the terms of the Loan Documents).

                  XII.     ENVIRONMENTAL MATTERS

                  SECTION 12.1 REPRESENTATIONS. Borrower hereby represents and warrants that except as set forth in the Phase I Environmental Assessment Report, dated February 4, 2004, prepared by National Assessment Corporation previously delivered to Lender (the ENVIRONMENTAL REPORTS), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with applicable Environmental Laws and in the course of ordinary business operations at the Property; (ii) to the best of Borrower's knowledge, Bloomberg, other occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with applicable Environmental Laws and in the course of ordinary business operations at the Property; (iii) to the best of Borrower's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with applicable Environmental Laws; (iv) to the best of Borrower's knowledge, no Hazardous Substances have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to Borrower's knowledge, no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

                  SECTION 12.2 COVENANTS. COMPLIANCE WITH ENVIRONMENTAL LAWS. Subject to Borrower's right to contest under Section 7.3, Borrower covenants and agrees with Lender that Borrower shall comply, in all material respects, with all applicable Environmental Laws during the term of the Loan. If at any time during the continuance of the Lien of the Security Instrument or this Agreement, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in or on the Property (an ENVIRONMENTAL EVENT), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer's Certificate (an ENVIRONMENTAL CERTIFICATE) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term "notice" shall mean any written summons which could reasonably be excepted to give rise to any environmental liability to Borrower in excess of $10,000, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other written materials pertinent to compliance of the Property and Borrower with applicable Environmental Laws. If the Security Instrument is foreclosed, Borrower shall deliver the Property in material compliance with all applicable Environmental Laws.

                  SECTION 12.3 ENVIRONMENTAL REPORTS. Upon the occurrence of an Environmental Event or during the continuance of any Event of Default, Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an Environmental Consultant chosen by Borrower (so long as such consultant is reasonably acceptable to Lender) and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the improvements and air quality testing, and such further site assessments as reasonably recommended by such Environmental Consultant as a result of such audit and which Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances and subject to the rights of Bloomberg under the Bloomberg Lease, if any, for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender within five (5) Business Days of demand and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the Environmental Consultant to use its commercially reasonable efforts not to hinder, Borrower's or Bloomberg's, other occupant's or Manager's operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

                  SECTION 12.4 ENVIRONMENTAL INDEMNIFICATION. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Substances affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Substances, whether or not such condition was known or unknown to Borrower; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (and were not discovered) prior to (1) the foreclosure of the Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, (3) Lender's or its designee's taking possession and control of the Property after the occurrence of an Event of Default hereunder or (4) the satisfaction in full of the Obligations and the discharge of the Indebtedness. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Notwithstanding anything contained herein, Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party's gross negligence or willful misconduct.

                  SECTION 12.5 RECOURSE NATURE OF CERTAIN INDEMNIFICATIONS. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive for a period of five (5) years after the first to occur of: (i) the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or
(ii) the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure.

                  XIII.    INTENTIONALLY OMITTED

                  XIV.     SECURITIZATION AND PARTICIPATION

                  SECTION 14.1 SALE OF NOTE AND SECURITIZATION. At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at Borrower's sole cost and expense, use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Notes or participation therein as part of any securitization (including all in any series of securitizations of any substitute notes such sale and/or securitization, the SECURITIZATION) of rated single or multi-class securities (the SECURITIES) secured by or evidencing ownership interests in the Notes and this Agreement (all such sales and/or securitizations, including, without limitation where a "REMIC" election is made, the SECURITIZATION), including using reasonable efforts to do (or cause to be done) the following (but Borrower shall not in any event be required to incur, suffer or accept (except to a de minimis extent)) any lesser rights or greater obligations than as currently set forth in the Loan Documents (except, after an event of Default any increase in the weighted average interest rate of the Notes that may result after certain prepayments of the Loan have been made and applied in accordance with the terms hereof). Notwithstanding anything contained in the Loan Documents, the Loan shall at all times be serviced by one servicer;

                           14.1.1   PROVIDED INFORMATION. (i) Provide, at
Borrower's sole cost and expense, such non-confidential financial and other information (but not projections) with respect to the Property and Borrower and Manager to the extent such information is reasonably available to Borrower or Manager, (ii) provide, at Borrower's sole expense, business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Borrower or Manager and (iii) cooperate with the holder of the Note (and its representatives) in obtaining, at the sole expense of Borrower, such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower's request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the PROVIDED INFORMATION);

                           14.1.2   UPDATES TO OPINIONS OF COUNSEL. Use
reasonable efforts to cause to be rendered, at Borrower's sole expense, such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by Lender or the Rating Agencies in connection with the Securitization. Borrower's failure to use reasonable efforts to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an "Event of Default" hereunder. To the extent any of the foregoing Opinions of Counsel were required to be delivered in connection with the closing of the Loan, any update thereof shall be without cost to Borrower. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization other than those delivered at the original Loan closing, shall be delivered at Borrower's expense (it being agreed that Borrower shall not be obligated to deliver an Opinion of Counsel with respect to "10b-5", "true sale", "no fraudulent conveyance" and "REMIC" matters); and

                           14.1.3   MODIFICATIONS TO LOAN DOCUMENTS. Without
cost to the Borrower (except for Borrower's counsel and administrative costs), execute such amendments to the Security Instrument and Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date to any of the first ten days of a calendar month) and the Interest Period, as defined in the Note, to a date other than as originally set forth in the Note), provided, however, that nothing contained in this
Section 14.1.3 shall result in any economic or other material adverse change in the transaction contemplated by the Security Instrument or the Loan

Documents (unless Borrower is made whole by the holder of the Note), or result in any operational changes that are unduly burdensome to the Property or Borrower.

                  SECTION 14.2 COOPERATION WITH RATING AGENCIES. Borrower shall, at its sole expense, (i) at Lender's request, meet with representatives of such Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property.

                  SECTION 14.3 SECURITIZATION FINANCIAL STATEMENTS. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article XI may, at Lender's option, be delivered to the Rating Agencies.

                  SECTION 14.4      SECURITIZATION INDEMNIFICATION.

                           14.4.1   DISCLOSURE DOCUMENTS. Borrower understands
that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a DISCLOSURE DOCUMENT) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the SECURITIES
ACT) or the Securities and Exchange Act of 1934, as amended (the EXCHANGE Act), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request and subject to Section 14.1.4, Borrower will reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information in Borrower's possession pertaining to Borrower and the Property reasonably requested by Lender.

                           14.4.2   INDEMNIFICATION CERTIFICATE. In connection
with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender's reasonable request, an indemnification certificate:

                           (a) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower's review pertaining to Borrower, the Property, the Loan and/or the Provided Information, and insofar as such sections or portions thereof specifically pertain to Borrower, the Property, the Provided Information or the Loan, (the RELEVANT PORTIONS), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to Borrower's actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

                           (b) indemnifying Lender and the Affiliates of Deutsche Bank Securities, Inc. (collectively, DBS) that have prepared and/or filed the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the DBS GROUP), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the UNDERWRITER GROUP) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the LIABILITIES) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions and in the Provided Information or arise out of or are based upon the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions or in light of the circumstances under which they were made, not misleading (except that
         (x) Borrower's obligation to indemnify in respect of any information contained in a preliminary or final registration statement, private placement memorandum or preliminary or final prospectus that is derived in part from information provided by Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact therein known to Borrower that results directly from an error in any information provided (or which should have been provided as required by Section 14.4.2(a) hereof) by Borrower which Borrower has been given the reasonable opportunity to examine and reasonably and promptly approve and (y) Borrower shall have no responsibility for the failure of any member of the Underwriter Group to accurately transcribe written information supplied by Borrower or to include any portions of the Provided Information).

                           (c)      Borrower's liability under clauses (a) and
         (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission by Borrower made therein in reliance upon and in conformity with information delivered to Lender and prepared by Borrower, Manager, Guarantor or any Affiliate of any such Person in connection with the preparation of those portions of the registration statement, memorandum or prospectus pertaining to Borrower, the Property or the Loan, including financial statements of Borrower and operating statements with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                           (d) Promptly after receipt by an indemnified party under this Article XIV of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XIV, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Article XIV of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

                           (e) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Article XIV is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Article XIV, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for loss profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; (iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

                  The Borrower's failure to deliver the Indemnification Certificate within fifteen (15) Business Days of Lender's request therefor, shall be a material Event of

Default under this Agreement, entitling Lender to exercise all of its rights and remedies permitted under the Loan Documents.

                  SECTION 14.5 CERTAIN INDEMNIFICATIONS. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Article XIV shall be fully recourse to Borrower but shall be limited to Borrower's interest in the Property (and any Proceeds and Net Operating Income relating thereto).

                  SECTION 14.6 RETENTION OF SERVICER. Lender reserves the right, at Lender's sole cost and expense, to retain the Servicer. Borrower shall pay any reasonable fees and expenses of the Servicer and any reasonable third party fees and expenses (including, without limitation, reasonable attorneys fees and disbursements) solely in connection with a prepayment, release of the Property, or assumption of the Loan as part of Borrower's monthly Debt Service payment next due.

                  XV.      ASSIGNMENTS AND PARTICIPATIONS

                  SECTION 15.1      INTENTIONALLY OMITTED

                  SECTION 15.2      INTENTIONALLY OMITTED

                  SECTION 15.3 SUBSTITUTE NOTES. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within seven (7) Business Days after its receipt of such notice, Borrower, at Lender's own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this
Article XV, Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Lender and/or the assignees, as the case may be, shall from time to time designate one agent and one servicer through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower may rely.

                  SECTION 15.4 PARTICIPATIONS. Each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower may rely.

                  SECTION 15.5 DISCLOSURE OF INFORMATION. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

                  SECTION 15.6 SECURITY INTEREST IN FAVOR OF FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  XVI.     RESERVE ACCOUNTS

                  SECTION 16.1 TAX RESERVE ACCOUNT. On the Closing Date, Borrower shall deposit into the Tax Reserve Account as additional collateral for the Loan an amount equal to $382,217, such amount to be increased by Borrower, within two (2) Business Days of Borrower receiving notice from Bloomberg that the final Rent Commencement Date (as such term is defined in the Bloomberg Lease) has been delayed, in amount equal to Real Estate Taxes and Other Charges that would be due and payable by Borrower during such delayed period by Borrower depositing such amount into the Tax Reserve Account (the INITIAL TAX RESERVE AMOUNT). From and after the final Rent Commencement Date and in accordance with the time periods and subject to the terms set forth in Section 3.1, Borrower shall deposit into the Tax Reserve Account an amount equal to (a) one-twelfth of the annual Real Estate Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with

Lender sufficient funds to pay all such Real Estate Taxes at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in (a) and (b) above hereinafter called the MONTHLY TAX RESERVE AMOUNT, and the aggregate amount of funds held in the Tax Reserve Account being the TAX RESERVE AMOUNT). The Monthly Tax Reserve Amount is subject to adjustment by Lender in Lender's reasonable discretion upon notice to Borrower. In the event that, and for so long as, Bloomberg is not paying all Real Estate Taxes and Other Charges under the Bloomberg Lease, then the Monthly Tax Reserve Amount shall be paid by Borrower to Lender on each Payment Date, pursuant to Section 3.1.7(a)(ii). Lender will apply the Monthly Tax Reserve Amount (or, prior to the final Rent Commencement Date, a portion of the Initial Tax Reserve Amount) to payments of Real Estate Taxes and Other Charges required to be made by Borrower pursuant to Article VII and under the Security Instrument, subject to Borrower's right to contest Real Estate Taxes in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Real Estate Taxes and Other Charges pursuant to Article VII, Lender shall transfer such excess funds to the Collection Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Real Estate Taxes and Other Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Real Estate Taxes. Upon payment of the Real Estate Taxes, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account. Borrower agrees to deposit any required increases in the Monthly Tax Reserve Amount within five
(5) Business Days after receipt of written notice thereof from Lender.

                  SECTION 16.2 INSURANCE RESERVE ACCOUNT. In accordance with the time periods and subject to the terms set forth in Section 3.1, Borrower shall deposit into the Insurance Reserve Account an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates, based on the most recent bill, will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, or the portion of the premium allocated to the Property with respect to any blanket insurance policy obtained pursuant to Section 6.1.13, in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the MONTHLY INSURANCE RESERVE AMOUNT, and the aggregate amount of funds held in the Insurance Reserve Account being the INSURANCE RESERVE AMOUNT). The Monthly Insurance Reserve Amount is subject to adjustment by Lender in Lender's reasonable discretion upon notice to Borrower. In the event that, and for so long as, Bloomberg is not paying all insurance premiums provided for under the

Bloomberg Lease, then, the Monthly Insurance Reserve Amount shall be paid by Borrower to Lender on each Payment Date, pursuant to Section 3.1.7(ii). Lender will apply the Monthly Insurance Reserve Amount to payments of insurance premiums required to be made by Borrower pursuant to Article V and Article VI and under the Security Instrument. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If the amount of funds in the Insurance Reserve Account shall exceed the amounts due for insurance premiums pursuant to Article V and Article VI, Lender shall transfer such excess to the Collection Account. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. Upon payment of the such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account. Provided no Event of Default has occurred and is continuing, Lender agrees to reimburse to Borrower from funds on deposit in the Insurance Reserve Account the amount of any insurance premium allocable to the Property that was paid under a blanket insurance policy. Prior to any such disbursement, Borrower will provide Lender with an Officer's Certificate together with supporting documentation reasonably acceptable to Lender evidencing such payment.

                  SECTION 16.3      STRUCTURAL RESERVE ACCOUNT.

                           (a) In the event that, and for so long as, Bloomberg is not paying for all capital improvements at the Property pursuant to the Bloomberg Lease, then, in accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Structural Reserve Account an amount equal to $11,312.35 (the MONTHLY STRUCTURAL RESERVE AMOUNT and together with all amounts deposited in the Structural Reserve Account, the STRUCTURAL RESERVE AMOUNT) and held by the Cash Management Bank for the benefit of Lender as additional security for the Loan in accordance with Section 3.1.7(iv) and the Account Agreement. In connection with any Alteration, other than in connection with tenant improvement work, such funds shall be disbursed to Borrower from the Alterations Reserve Account in accordance with the terms of this Section for disbursements from the Structural Reserve Account.

                           (b) Lender shall make disbursements from the Structural Reserve Account to reimburse Borrower for the cost of capital improvements to the Property in accordance with and in the manner provided in this Section 16.3. Lender shall, within fifteen (15) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 16.3 disburse to Borrower amounts from the Structural Reserve Account necessary to pay for the actual costs of completed capital improvement work. In no event shall

         Lender be obligated to disburse funds from the Structural Reserve Account if a an Event of Default exists.

                  Each request for disbursement from the Structural Reserve Account shall be in a form reasonably specified or reasonably approved by Lender and be submitted together with an Officer's Certificate specifying the specific items for which the disbursement is requested, certifying that such item qualifies as capital improvement work, the estimated cost for the applicable Alteration through completion and the cost of each item purchased. Each request for disbursement shall be delivered at least fifteen (15) Business Days prior to the date of the requested disbursement and shall include copies of invoices for all costs incurred and each request shall include evidence reasonably satisfactory to Lender (i) that the work has been completed in a workmanlike manner and (ii) of payment of all such amounts or evidence that such amounts will be paid by such disbursement. Borrower shall not make a request for disbursement from the Structural Reserve Account more frequently than once in any calendar month and the total amount of any request shall not be less than $10,000 (except in the case of the final request for disbursement).

                  SECTION 16.4 ADDITIONAL DEBT SERVICE RESERVE ACCOUNT. On the Closing Date, Borrower shall deposit into the Additional Debt Service Reserve Account as additional collateral for the Loan an amount equal to $11,169,694, such amount to be increased by Borrower, within two (2) Business Days of Borrower receiving notice from Bloomberg that the final Rent Commencement Date (as such term is defined in the Bloomberg Lease) has been delayed, in amount equal to the Debt Service that would be due and payable during such delayed period by Borrower depositing such amount into the Additional Debt Service Reserve Account. Lender shall transfer a portion of the funds in the Additional Debt Service Reserve Account on a monthly basis sufficient to pay Debt Service (to the extent of sufficient funds on deposit therein) on each Payment Date until the final Rent Commencement Date has occurred. During the continuance of an Event of Default, Lender shall have the right to apply any amounts then remaining in the Additional Debt Service Reserve Account to repay the Indebtedness or any other amounts due hereunder or under the other Loan Documents in the order of priority and manner set forth in
Section 11 of the Security Instrument.

                  SECTION 16.5 CASH TRAP RESERVE ACCOUNT. During a Cash Trap Period, all Excess Cash Flow shall be transferred from the Holding Account into the Cash Trap Reserve Account (or, subject to the terms of Section 3.1.7(b) hereof, from the applicable Sub-account) and shall be retained by Lender as additional security for the Loan and shall be applied or disbursed as hereinafter provided. From and after the occurrence and continuation of an Event of Default, Lender shall have the right to apply any amounts then remaining in the Cash Trap Reserve Account to repay the Loan or any other amounts due hereunder or under the other Loan Documents in such order, manner and amount as Lender shall determine in its sole discretion. Provided no Event of Default shall have occurred and be continuing, Lender shall instruct the Cash Management Bank to release to Borrower any amounts remaining in the Cash Trap Reserve Account promptly after the Cash Trap Period is no longer continuing (as determined by Lender in accordance with the subsequent terms of this Section); provided, notwithstanding the foregoing, any amounts then remaining in the Cash Trap Reserve Account on the Anticipated Repayment Date shall be applied by Lender to reduce the Principal Amount of the Loan and all other Obligations then outstanding, including, without limitation, payment of the Liquidated Damages Amount to the extent any such amounts are applied prior to the expiration of the Prepayment Lockout Period. All determinations as to whether (i) a Low DSCR Period has occurred and is continuing shall be made by Lender in its sole but reasonable discretion and based on the financial information delivered by Borrower pursuant to Section
11.2 hereof and/or any other information available to Lender pursuant to the terms of the Loan Documents and (ii) a Casualty Restoration Period has occurred and is continuing shall be made by Lender in its sole but reasonable discretion and based on information required to be delivered by Borrower pursuant to
Section 5.1.7 hereof (or any other information available to Lender).

                  XVII.    DEFAULTS

                  SECTION 17.1      EVENT OF DEFAULT.

                           (a)      Each of the following events shall
         constitute an event of default hereunder (an EVENT OF DEFAULT):

                                    (i)      if (A) the Indebtedness is not paid
                  in full on the Maturity Date, (B) any Monthly Payment due under the Note is not paid in full by the fifth (5th) day of each calendar month, provided, however, if the fifth (5th) day of any such calendar month is not a Business Day, then the immediately preceding Business Day, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Liquidated Damages Amount or Yield Maintenance Premium is not paid when due, (E) any deposit to the Collection Account is not made on the required deposit date therefor; or (F) except as to any amount included in (A),
                  (B), (C), (D), and/or (E), of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full on or before the tenth Business Day after Lender delivers written notice thereof to Borrower;

                                    (ii)     subject to Borrower's right to
                  contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof unless such non-payment is the sole result of Lender's failure to disburse funds from the Tax Reserve Account to pay such sums to the extent required to be paid by Lender pursuant to the terms of the Loan Documents;

                                    (iii)    if the insurance policies required
                  by Section 6.1 are not kept in full force and effect, or if certified copies of any of such insurance policies are not delivered to Lender within thirty (30) days of the effective date thereof unless the failure to keep such policies in full force and effect is the sole result of Lender's failure to disburse funds from the Insurance

                  Reserve Account to pay insurance premiums to the extent required to be paid by Lender pursuant to the terms of the Loan Documents; provided, however, if Borrower delivers to Lender certificates of insurance within the aforesaid 30 day period, the failure to deliver policies to Lender within such period shall not be an Event of Default so long as Borrower is diligently pursuing and continues to diligently pursue delivery of the policies to Lender;

                                    (iv)     if, except as permitted pursuant to
                  Article VIII, (a) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property occurs, (b) any Transfer of any direct or indirect interest in Borrower, or any other SPE Entity, (c) any Lien or encumbrance on all or any portion of the Property, or (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower, or any other SPE Entity;

                                    (v)      if any representation or warranty
                  made by Borrower herein or by Borrower, Guarantor or any Affiliate of Borrower in any other Loan Document, or in any report, certificate (including any certificates attached to any legal opinions delivered to Lender by Borrower on the date hereof), financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made;

                                    (vi)     if Borrower, any SPE Entity or any
                  Guarantor shall make an assignment for the benefit of creditors;

                                    (vii)    if a receiver, liquidator or
                  trustee shall be appointed for Borrower, any SPE Entity or any Guarantor or if Borrower, any SPE Entity or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPE Entity or any Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPE Entity or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any SPE Entity or any Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

                                    (viii)   if Borrower, any SPE Entity or any
                  Guarantor, as applicable assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                                    (ix)     with respect to any term, covenant
                  or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or any Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                                    (x)      if any of the assumptions contained
                  in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                                    (xi)     if Borrower or any Affiliate
                  defaults in any of its obligations under Section 15 of the Security Instrument;

                                    (xii)    if Borrower shall fail to comply
                  with any covenants set forth in Sections 5.1.4 (other than solely in connection with clause (xviii) of the definition of "Single Purpose Entity" set forth herein), 5.1.6 through 5.1.8, inclusive, 5.1.12, 5.1.18 through 5.1.20, inclusive,
                  5.1.22, 5.2 or Article XI (except with respect to Section
                  11.2.1 which is covered by clause (xxiv) of this Section) with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

                                    (xiii)   if Borrower shall fail to comply
                  with any covenants set forth in Section 3(d) of the Security Instrument or Section 8 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

                                    (xiv)    Borrower shall fail to deposit the
                  full amount required to be deposited in the Holding Account or any Sub-Accounts thereof pursuant to Section 3.1.6 within the time periods (if any) required by Section 3.1.6;

                                    (xv)     Intentionally omitted;

                                    (xvi)    if the Property becomes subject (i)
                  to any Lien which is superior to the lien of the Security Instrument, other than a Lien for real estate taxes and assessments not due and payable or a Permitted Encumbrance, or
                  (ii) to any mechanic's, materialman's or other Lien which is superior to the lien of the Security Instrument, and such Lien under clause (i) or (ii) shall remain undischarged (by payment, bonding, or otherwise) for fifteen (15) days after notice of such Lien unless contested in accordance with the terms hereof;

                                    (xvii)   if the Management Agreement is
                  terminated (other than as a result of a Borrower default as addressed in clause (xvi)) and a Qualified Manager is not appointed as a replacement manager pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;

                                    (xviii)  except as expressly permitted
                  pursuant to the Loan Documents, if Borrower grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

                                    (xix)    if Borrower shall default beyond
                  the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which shall have a Material Adverse Effect;

                                    (xx)     if (A) the Bloomberg Lease shall be
                  surrendered, terminated or canceled, or (B) any of the terms, covenants or conditions of the Bloomberg Lease shall in any manner be modified, changed, supplemented, altered or amended in violation of the provisions of Section 8.8.1 hereof;

                                    (xxi)    if the Condominium Board fails (A)
                  to maintain the Common Elements in good condition and repair, and such failure directly or indirectly decreases the security value of the Property (except to a de minimis extent as determined by Lender in its sole and absolute discretion), (B) to promptly comply in all material respects with all laws, orders, and ordinances affecting the Common Elements, or the use thereof, (C) to promptly repair, replace or rebuild any part of the Common Elements which may be damaged or destroyed by any casualty or which may be affected by any condemnation proceeding if the failure to do so could have a Material Adverse Effect, or (D) to complete and pay for, within a reasonable time, any construction or repair undertaken on the Common Elements, all to the extent that the Board is required to so maintain, comply, repair, replace, rebuild and complete the Common Elements by the Condominium Declaration and the Bylaws (as defined in the Condominium Declaration) if the failure to do so could have a Material Adverse Effect ; and, in the case of any of the foregoing, Borrower fails to compel the Board to cure such failure or to itself cure or cause such failure to be cured, within seventy-five (75) days after written notice from Lender;

                                    (xxii)   if withdrawal of the Property from
                  the Condominium Regime shall be joined in or authorized by Borrower;

                                    (xxiii)  if, without the prior written
                  consent of Lender, Borrower joins in or authorizes the amendment of any of the material terms or provisions of the Condominium Declaration or the By-Laws in contravention of the terms hereof;

                                    (xxiv)   if Borrower shall fail to comply
                  with any of its obligations set forth in Sections 5.1.23 or 11.2.1;

                                    (xxv)    if a default has occurred by
                  Borrower under the Condominium Declaration and/or the By-Laws (a CONDOMINIUM DEFAULT), whether monetary or non-monetary, and such Condominium Default continues for thirty (30) days; provided, however, that if such Condominium Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that the defaulting party shall have commenced to cure such Condominium Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the defaulting party in the exercise of due diligence to cure such Condominium Default, such additional period not to exceed one hundred and twenty (120) days;

                                    (xxvi)   if a default has occurred under the
                  Bloomberg Lease (a BLOOMBERG DEFAULT), whether monetary or non-monetary, and such Bloomberg Default continues for thirty
                  (30) days; provided, however, that if such Bloomberg Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that the defaulting party (or Borrower on behalf of Bloomberg) shall have commenced to cure such Bloomberg Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the defaulting party (or Borrower on behalf of Bloomberg) in the exercise of due diligence to cure such Bloomberg Default, such additional period not to exceed (A) ninety (90) days in the case of a default under the Bloomberg Lease which does not require Borrower to take possession of the Property, and (B) one hundred and twenty (120) days in the case of any other default under the Bloomberg Lease; or

                                    (xxvii)  if Borrower shall continue to be in
                  Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xxvi) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty
                  (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days.

                           (b) Unless waived in writing by Lender, upon the occurrence of an Event of Default and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other

         Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate this Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or(a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

                  SECTION 17.2      REMEDIES.

                           (a) Unless waived in writing by Lender, upon and during the occurrence and continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

                           (b)      Upon the occurrence and during the
         continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

                                    (i)      without notice to Borrower, except
                  as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or capital expenditures for the Property or any part thereof;

                                    (ii)     in Lender's sole discretion, at any
                  time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

                                    (iii)    demand, collect, take possession of
                  or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

                                    (iv)     take all other actions provided in,
                  or contemplated by, this Agreement.

                           (c) With respect to Borrower, the Account Collateral, and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

                           (d) Notwithstanding any term set forth herein or in any of the other Loan Documents, (i) Lender covenants not to complete a foreclosure or exercise any remedies with respect to with respect to Office Unit 2 unless Borrower has defaulted in any of its obligations under Section 15 and/or Section 13(h) (in a manner that relates to Office Unit 2) of the Security Instrument (an

         OFFICE UNIT 2 DEFAULT) and (ii) subject to the terms of Section 15(a) of the Security Instrument, prior to the occurrence and continuance of an Office Unit 2 Default, Borrower may collect and use all Rent payable with respect to Office Unit 2 without having to deposit (or causing to be deposited) any such Rent derived therefrom that is not attributable to the Bloomberg Lease into the Collection Account. Additionally, except with respect to (i) Borrower's strict compliance with the covenants imposed upon Borrower pursuant to the terms of Section 13(h) (in a manner that relates to Office Unit 2) and Section 15 of the Security Instrument and (ii) Borrower's grant of the lien and security interest set forth herein to Lender in all its right, title and interest in and to the Property (including, without limitation, in and to Office Unit 2), Lender agrees that Borrower shall not be obligated to comply with any of the covenants imposed by the terms of the Loan Documents solely as such covenants relate to Office Unit 2 except that Borrower shall be required to comply with such covenants for any portion of Office Unit 2 that Borrower leases to Tenant pursuant to the terms of the Bloomberg Lease. Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, any reference to the Property in the representations that Borrower makes as of the date hereof shall be deemed to be a reference only to Office Unit 1 (except to the extent such representations relate to (i) Borrower's ownership interests in Office Unit 2 and/or (ii) Lender's liens and security interests in Office Unit 2).

                  SECTION 17.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

                  SECTION 17.4 COSTS OF COLLECTION. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney's fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender in respect of such fees, costs and expenses at the Default Rate.

                  XVIII.   SPECIAL PROVISIONS

                  SECTION 18.1      EXCULPATION.

                           18.1.1   EXCULPATED PARTIES. Except as set forth in
this Section 18.1 and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower,
(ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or
(iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the EXCULPATED PARTIES) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender's right to any of the following and Lender shall not be deemed to have waived any of the following:

                           (a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

                           (b) Action against any other security at any time given to secure the payment of the Note and the other Obligations;

                           (c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

                           (d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or

                           (e) The liability of any given Exculpated Party with respect to any separate written agreement given by any such Exculpated Party in connection with the Loan (including, without limitation and the Environmental Indemnity).

                           18.1.2   CARVEOUTS FROM NON-RECOURSE LIMITATIONS.
Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower's liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of:

                           (a) any Losses incurred by or on behalf of Lender by reason of the fraudulent acts of Borrower or any Affiliate of Borrower;

                           (b) Proceeds which Borrower or any Affiliate of Borrower has received and intentionally misapplied (it being agreed that Borrower shall not be deemed to have misapplied Proceeds unless same are received by Borrower and not paid to Lender, in a circumstance in which Lender is expressly entitled to receive same from Borrower and/or any Affiliate pursuant to the terms of this Agreement or any of the Loan Documents to be applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of this Agreement);

                           (c) all Losses incurred by Lender and arising from (i) any intentional misrepresentation of Borrower or any Affiliate of Borrower and/or (ii) Borrower's failure, after the occurrence of a Casualty Event, to cause Guarantor to deliver the Completion Guaranty to Lender in accordance with the terms and time periods set forth in
         Section 6.2.4 hereof, including, without limitation, any Losses incurred by or on behalf of Lender as a result of Lender's failure to make any Proceeds available to Borrower to restore the Property;

                           (d) any misappropriation of Rents or security deposits by Borrower or any Affiliate of Borrower;

                           (e) any Losses incurred by or on behalf of Lender by reason of all or any part of the Property or the Account Collateral being encumbered by a Lien (other than this Agreement and the Security Instrument) in violation of the Loan Documents;

                           (f)      after the occurrence and during the
         continuance of an Event of Default, any Rents, issues, profits and/or income collected by Borrower or any Affiliate of Borrower (other than Rent sent to the Collection Account or paid directly to Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

                           (g) any Losses incurred by or on behalf of Lender by reason of physical damage to the Property from intentional waste committed by Borrower or any Affiliate of Borrower;

                           (h) any Losses incurred by or on behalf of Lender by reason of the intentional failure of Borrower to comply with any of the provisions of Article XII;

                           (i) any Losses incurred by or on behalf of Lender by reason of the occurrence of any of the following events:

         (1) Borrower fails to comply with the material Single Purpose Entity requirements of this Agreement (other than solely clause (xvii) of the definition of "Single Purpose Entity" set forth herein); (2) Borrower fails to comply with any of the provisions of Section 8.1 and/or
         Section 8.5; (3) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (4) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (5) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (6) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (7) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

                           (j) any Losses incurred by or on behalf of Lender as a result of (i) the failure of any or all of Borrower, any its Affiliates and/or any other owner of the Upper Option Space and/or Lower Option Space (as each such term is defined in the Bloomberg Lease) (other then Lender or any Affiliate of Lender), to comply with the terms of Article 36 (Option Space) of the Bloomberg Lease (or, following a foreclosure of the lien secured by the Security Instrument or a deed in lieu of foreclosure, Lender's inability to comply with the terms of Article 36 of the Bloomberg Lease as a result of such Person's failure to comply with the terms of such Article) (an EXPANSION SPACE DEFAULT), (ii) the exercise of any rights that Bloomberg may have as a result of any Expansion Space Default (whether pursuant to the Bloomberg Lease, at law or in equity), including, without limitation, any rights to set off any payments required under the Bloomberg Lease and/or (iii) paying any amount or performing any obligation with respect to the Upper Option Space and/or Lower Option Space after the occurrence of an Expansion Space Default;

                           (k) any Losses incurred by or on behalf of Lender as a result of the failure by Borrower and/or any of its Affiliates to comply in any respect with the terms of Section 15 of the Security Instrument; and/or

                           (l) reasonable attorney's fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (k).

                  The term "Losses" means any and all losses, damages, costs, expenses, liabilities, claims or other obligations reasonably incurred by Lender (including reasonable attorneys' fees and costs but excluding any punitive damages and lost profits).

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which

Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.

                  XIX.     MISCELLANEOUS

                  SECTION 19.1 SURVIVAL. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 19.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 19.3      GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CORPORATION SERVICE COMPANY
                  80 STATE STREET
                  ALBANY, NEW YORK  12207 2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS) , AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 19.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought (and, if a Securitization shall have occurred, a Rating Agency Confirmation is obtained), and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 19.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 19.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section and given at least twenty (20) days prior to the effective date of such change of address):

                  If to Lender:     German American Capital Corporation
                                    60 Wall Street
                                    New York, New York 10005
                                    Attention: Eric Schwartz and General Counsel
                                    Facsimile:  (212) 250-7210
                                    Confirmation No.  (212) 250-2500

                  With a copy to
                  Servicer:         GMAC Commercial Mortgage Corporation
                                    200 Witmer Road
                                    Horsham, Pennsylvania 19044
                                    Attention: Managing Director, Global
                                    Facsimile:  (215).328.3478
                                    Confirmation No.:  215.328.1030

                  With a copy to:   Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York 10036
                                    Attention: Harvey R. Uris, Esq.
                                    Facsimile: (917) 777-2212
                                    Confirmation No.  (212) 735-3000

                  If to Borrower:   731 Office One LLC
                                    c/o Alexander's Inc.

                                    888 Seventh Avenue
                                    New York, New York 10106
                                    Attention: Wendy Silverstein
                                    Facsimile: (212) 894-7073
                                    Confirmation No. (212) 894-7000

                  With a copy to:   Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York 10036
                                    Attention: Ronald D. Sernau, Esq.
                                    Facsimile: (212) 969 2900
                                    Confirmation No.  (212) 969 3785

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above, or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

                  SECTION 19.7 TRIAL BY JURY. BORROWER AND LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER BORROWER OR LENDER, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF LENDER AND BORROWER ACKNOWLEDGES

THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

                  SECTION 19.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 19.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 19.10 PREFERENCES. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 19.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 19.12     EXPENSES; INDEMNITY.

                           (a) Except as otherwise provided to the contrary in this Agreement, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan

         Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents requested by Borrower and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
         (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Collection Account or the Holding Account in accordance with Section 3.1.6(c).

                           (b)      Subject to the non-recourse provisions of
         Section 18.1, Borrower will protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the INDEMNIFIED PARTIES) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein (by Persons other than any Affiliate of an Indemnified Party), by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property):
         (1) ownership of Borrower's interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease the Condominium Declaration or the By-Laws within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Bloomberg Lease, the By-Laws or the Condominium Declaration, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Substances in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section 19.12(b) which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, the Indemnified Parties shall provide prompt notice of any such action, suit or proceeding and Borrower shall, at Borrower's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 19.12(b) with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower;

         provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty
         (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12(b) with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.

                  SECTION 19.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 19.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower .

                  SECTION 19.15 LIABILITY OF ASSIGNEES OF LENDER. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this
Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee's gross negligence or willful misconduct.

                  SECTION 19.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

                           (a)      Borrower and Lender intend that the
         relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

                           (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender or Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 19.17 PUBLICITY. All news releases, publicity or advertising by Borrower, Lender or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, shall be subject to the reasonable prior written approval of Lender and Borrower.

                  SECTION 19.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

                  SECTION 19.19 WAIVER OF COUNTERCLAIM AND OTHER ACTIONS. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

                  SECTION 19.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or their Affiliates.

                  SECTION 19.21 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

                  SECTION 19.22 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, the Administrative Agent will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

                  SECTION 19.23 TAX TREATMENT. Lender (and each employee, representative or other agent of Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to Lender relating to such tax treatment or tax structure, other than information or materials for which nondisclosure is reasonably necessary in order to comply with applicable securities laws so long as disclosure is not otherwise limited.

                  SECTION 19.24 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                BORROWER:

                                731 OFFICE ONE LLC, a Delaware limited
                                liability company

                                By:   731 OFFICE ONE HOLDING LLC, a
                                Delaware limited liability company, its sole
                                member

                                      By:   ALEXANDER'S INC., a Delaware
                                      corporation, its sole member

                                      By:   /s/    Brian Kurtz
                                            ------------------------------------
                                            Name:  Brian Kurtz
                                            Title: Assistant Secretary

                                LENDER:

                                GERMAN AMERICAN CAPITAL CORPORATION, a
                                Maryland corporation

                                By:   /s/    Christopher Tognola
                                      -----------------------------------------
                                      Name:  Christopher Tognola
                                      Title: Vice President

                                By:   /s/    Thomas R. Traynor
                                      -----------------------------------------
                                      Name:  Thomas R. Traynor
                                      Title: Authorized Signatory